                                                                   EXHIBIT 10.18

                                                                  EXECUTION COPY


                                REVOLVING CREDIT
                                       AND
                               TERM LOAN AGREEMENT


                          dated as of December 23, 1999


                                      among
                                  AVIALL, INC.

                                       and

              THE LENDING INSTITUTIONS LISTED ON SCHEDULE 1 HERETO

                                       and

                                BANKBOSTON, N.A.,
                             as Administrative Agent

                                       and

                             BANK OF AMERICA, N.A.,
                             as Documentation Agent

                     -------------------------------------


                      FLEETBOSTON ROBERTSON STEPHENS INC.,
             having acted as Syndication Agent and Co-Lead Arranger


                         BANC OF AMERICA SECURITIES LLC,
                        having acted as Co-Lead Arranger

                                TABLE OF CONTENTS

1.   DEFINITIONS AND RULES OF INTERPRETATION.........................................................1
         1.1.   Definitions..........................................................................1
         1.2.   Rules of Interpretation..............................................................23
2.   THE REVOLVING CREDIT FACILITY...................................................................24
         2.1.   Commitment to Lend...................................................................24
         2.2.   Commitment Fee.......................................................................24
         2.3.   Reduction of Total Commitment........................................................25
         2.4.   The Revolving Credit Notes...........................................................25
         2.5.   Interest on Revolving Credit Loans...................................................25
         2.6.   Requests for Revolving Credit Loans..................................................26
         2.7.   Conversion Options...................................................................26
                  2.7.1.   Conversion to Different Type of Revolving Credit Loan.....................26
                  2.7.2.   Continuation of Type of Revolving Credit Loan.............................27
                  2.7.3.   Eurodollar Rate Loans.....................................................27
         2.8.   Funds for Revolving Credit Loans.....................................................27
                  2.8.1.   Funding Procedures........................................................27
                  2.8.2.   Advances by Agent.........................................................28
         2.9.   Change in Borrowing Base.............................................................28
3.   REPAYMENT OF THE REVOLVING CREDIT LOANS.........................................................29
         3.1.   Maturity.............................................................................29
         3.2.   Mandatory Repayments of Revolving Credit Loans.......................................29
         3.3.   Optional Prepayments of Revolving Credit Loans.......................................29
4.   THE TERM LOAN...................................................................................30
         4.1.   Commitment to Lend...................................................................30
         4.2.   The Term Notes.......................................................................30
         4.3.   Mandatory Payments of Principal of Term Loan.........................................30
         4.4.   Optional Prepayment of Term Loan.....................................................31
         4.5.   Interest on Term Loan................................................................31
                  4.5.1.   Interest Rates............................................................31
                  4.5.2.   Notification by Borrower..................................................32
                  4.5.3.   Amounts, Etc..............................................................32
5.   LETTERS OF CREDIT...............................................................................32
         5.1.   Letter of Credit Commitments.........................................................32
                  5.1.1.   Commitment to Issue Letters of Credit.....................................32
                  5.1.2.   Letter of Credit Applications.............................................33
                  5.1.3.   Terms of Letters of Credit................................................33
                  5.1.4.   Reimbursement Obligations of Banks........................................33
                  5.1.5.   Participations of Banks...................................................34
                  5.1.6.   Notice of Agent...........................................................34
         5.2.   Reimbursement Obligation of the Borrower.............................................34
         5.3.   Letter of Credit Payments............................................................35

         5.4.   Obligations Absolute.................................................................36
         5.5.   Reliance by Issuer...................................................................36
         5.6.   Letter of Credit Fee.................................................................37
6.   CERTAIN GENERAL PROVISIONS......................................................................37
         6.1.   Closing Fee; Agent's Fee.............................................................37
         6.2.   Certain Mandatory Prepayments........................................................37
         6.3.   Funds for Payments...................................................................38
                  6.3.1.   Payments to Agent.........................................................38
                  6.3.2.   No Offset, Etc............................................................38
                  6.3.3.   Certification by Non-U.S. Banks...........................................38
         6.4.   Computations.........................................................................39
         6.5.   Inability to Determine Eurodollar Rate...............................................40
         6.6.   Illegality...........................................................................40
         6.7.   Additional Costs, Etc................................................................41
         6.8.   Capital Adequacy.....................................................................42
         6.9.   Certificate..........................................................................43
         6.10.   Indemnity...........................................................................43
         6.11.   Interest After Default..............................................................43
         6.12.   Bank's Obligation to Mitigate.......................................................43
         6.13.   Replacement of Banks................................................................44
         6.14.   Interest Limitation.................................................................44
7.   COLLATERAL SECURITY AND GUARANTIES..............................................................45
         7.1.   Security of Borrower.................................................................45
         7.2.   Guaranties and Security of Domestic Subsidiaries.....................................46
8.   REPRESENTATIONS AND WARRANTIES..................................................................46
         8.1.   Corporate Authority..................................................................46
                  8.1.1.   Incorporation; Good Standing..............................................46
                  8.1.2.   Authorization.............................................................47
                  8.1.3.   Enforceability............................................................47
         8.2.   Governmental Approvals...............................................................47
         8.3.   Title to Properties; Leases..........................................................47
         8.4.   Financial Statements and Projections.................................................48
                  8.4.1.   Fiscal Year...............................................................48
                  8.4.2.   Pro Forma Financial Statements............................................48
                  8.4.3.   Audited Financial Statements..............................................48
                  8.4.4.   Interim Financial Statements..............................................48
                  8.4.5.   Projections...............................................................48
         8.5.   No Material Changes, Solvency, Etc...................................................49
         8.6.   Franchises, Patents, Copyrights, Etc.................................................49
         8.7.   Litigation...........................................................................49
         8.8.   No Materially Adverse Contracts, Etc.................................................50
         8.9.   Compliance with Other Instruments, Laws, Etc.........................................50
         8.10.   Tax Status..........................................................................50
         8.11.   No Event of Default.................................................................51

         8.12.   Holding Company and Investment Company Acts.........................................51
         8.13.   Absence of Financing Statements, Etc................................................51
         8.14.   Perfection of Security Interests....................................................51
         8.15.   Certain Transactions................................................................51
         8.16.   Employee Benefit Plans..............................................................52
                  8.16.1.   In General...............................................................52
                  8.16.2.   Terminability of Welfare Plans...........................................52
                  8.16.3.   Guaranteed Pension Plans.................................................52
                  8.16.4.   Multiemployer Plans......................................................53
         8.17.   Use of Proceeds; Regulations U and X, etc...........................................53
         8.18.   Environmental Compliance............................................................53
         8.19.   Subsidiaries, etc...................................................................55
         8.20.   Chief Executive Offices.............................................................55
         8.21.   No Amendments to Certain Documents..................................................55
         8.22.   Disclosure..........................................................................55
         8.23.   Representations Under the Distribution Agreement....................................56
         8.24.   Insurance...........................................................................56
         8.25.   Year 2000 Problem...................................................................56
9.   AFFIRMATIVE COVENANTS...........................................................................56
         9.1.   Punctual Payment.....................................................................56
         9.2.   Maintenance of Office................................................................57
         9.3.   Records and Accounts.................................................................57
         9.4.   Financial Statements, Certificates and Information...................................57
         9.5.   Notices..............................................................................59
                  9.5.1.   Defaults..................................................................59
                  9.5.2.   Environmental Events......................................................59
                  9.5.3.   Notification of Claim against Collateral..................................59
                  9.5.4.   Notice of Litigation and Judgments........................................60
                  9.5.5.   New Leases................................................................60
         9.6.   Corporate Existence; Maintenance of Properties.......................................60
         9.7.   Insurance............................................................................61
         9.8.   Taxes................................................................................61
         9.9.   Inspection of Properties and Books, Etc..............................................62
                  9.9.1.   General...................................................................62
                  9.9.2.   Environmental Assessments.................................................62
         9.10.   Compliance with Laws, Contracts, Licenses, and Permits..............................63
         9.11.   Employee Benefit Plans..............................................................63
         9.12.   Use of Proceeds.....................................................................63
         9.13.   Fair Labor Standards Act............................................................64
         9.14.   Additional Mortgaged Property.......................................................64
         9.15.   Interest Rate Protection............................................................64
         9.16.   Mortgages...........................................................................64
         9.17.   Title Insurance.....................................................................64

         9.18.   Landlord Waivers....................................................................65
         9.19.   Opinions Regarding Foreign Stock Pledges............................................65
         9.20.   Further Assurances..................................................................65
10.   CERTAIN NEGATIVE COVENANTS OF THE BORROWER.....................................................65
         10.1.   Indebtedness........................................................................65
         10.2.   Liens...............................................................................68
         10.3.   Investments.........................................................................70
         10.4.   Distributions.......................................................................72
         10.5.   Merger, Consolidation and Disposition of Assets.....................................73
                  10.5.1.   Mergers and Acquisitions.................................................73
                  10.5.2.   Disposition of Assets....................................................74
         10.6.   Sale and Leaseback..................................................................74
         10.7.   Compliance with Environmental Laws..................................................74
         10.8.   Employee Benefit Plans..............................................................75
         10.9.   Change in Terms of Capital Stock....................................................76
         10.10.   Fiscal Year........................................................................76
         10.11.   Modification of Documents..........................................................76
         10.12.   Negative Pledges...................................................................76
         10.13.   Transactions with Affiliates.......................................................76
         10.14.   Upstream Limitations...............................................................76
         10.15.   Inconsistent Agreements............................................................77
         10.16.   Capital Expenditures...............................................................77
11.   FINANCIAL COVENANTS OF THE BORROWER............................................................77
         11.1.   Debt Service Coverage Ratio.........................................................77
         11.2.   Leverage Ratio......................................................................77
         11.3.   Current Ratio.......................................................................78
         11.4.   Consolidated Tangible Net Worth.....................................................78
12.   CLOSING CONDITIONS.............................................................................78
         12.1.   Loan Documents Etc..................................................................78
                  12.1.1.   Loan Documents...........................................................78
                  12.1.2.   Acquisition Documents....................................................78
         12.2.   Certified Copies of Charter Documents...............................................78
         12.3.   Corporate Action....................................................................78
         12.4.   Incumbency Certificate..............................................................79
         12.5.   Validity of Liens...................................................................79
         12.6.   Perfection Certificates and UCC Search Results......................................79
         12.7.   Certificates of Insurance...........................................................79
         12.8.   Solvency Certificate................................................................79
         12.9.   Opinion of Counsel..................................................................79
         12.10.   Payment of Fees and other Arrangements.............................................80
         12.11.   Disbursement Instructions..........................................................80
         12.12.   Payoff Letters.....................................................................80
         12.13.   Completion of Acquisition, Etc.....................................................80
         12.14.   Borrowing Base Report..............................................................80

         12.15.  Consents and Approvals..............................................................80
         12.16.  Closing Date Leverage Ratio.........................................................80
13.   CONDITIONS TO ALL BORROWINGS...................................................................80
         13.1.   Representations True; No Event of Default...........................................80
         13.2.   No Legal Impediment.................................................................81
         13.3.   Governmental Regulation.............................................................81
         13.4.   Proceedings and Documents...........................................................81
         13.5.   Borrowing Base Report...............................................................81
14.   EVENTS OF DEFAULT; ACCELERATION; ETC...........................................................81
         14.1.   Events of Default and Acceleration..................................................81
         14.2.   Termination of Commitments..........................................................85
         14.3.   Remedies............................................................................85
         14.4.   Distribution of Collateral Proceeds.................................................85
15.   SETOFF.........................................................................................86
16.   THE AGENT......................................................................................87
         16.1.   Authorization.......................................................................87
         16.2.   Employees and Agents................................................................87
         16.3.   No Liability........................................................................88
         16.4.   No Representations..................................................................88
                  16.4.1.   General..................................................................88
                  16.4.2.   Closing Documentation, Etc...............................................88
         16.5.   Payments............................................................................89
                  16.5.1.   Payments to Agent........................................................89
                  16.5.2.   Distribution by Agent....................................................89
                  16.5.3.   Delinquent Banks.........................................................89
         16.6.   Holders of Notes....................................................................90
         16.7.   Indemnity...........................................................................90
         16.8.   Agent as Bank.......................................................................90
         16.9.   Resignation.........................................................................90
         16.10.   Notification of Defaults and Events of Default.....................................91
         16.11.   Duties in the Case of Enforcement..................................................91
17.   EXPENSES.......................................................................................91
18.   INDEMNIFICATION................................................................................92
19.   SURVIVAL OF COVENANTS, ETC.....................................................................93
20.   ASSIGNMENT AND PARTICIPATION...................................................................93
         20.1.   Conditions to Assignment by Banks...................................................93
         20.2.   Certain Representations and Warranties; Limitations; Covenants......................94
         20.3.   Register............................................................................95
         20.4.   New Notes...........................................................................95
         20.5.   Participations......................................................................96
         20.6.   Disclosure..........................................................................96
         20.7.   Assignee or Participant Affiliated with the Borrower................................96
         20.8.   Miscellaneous Assignment Provisions.................................................97

         20.9.   Assignment by Borrower...............................................................98
21.   NOTICES, ETC....................................................................................98
22.   GOVERNING LAW...................................................................................98
23.   HEADINGS........................................................................................99
24.   COUNTERPARTS....................................................................................99
25.   ENTIRE AGREEMENT, ETC...........................................................................99
26.   WAIVER OF JURY TRIAL............................................................................99
27.   TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION..................................................100
         27.1.   Sharing of Information with Section 20 Subsidiary...................................100
         27.2.   Confidentiality.....................................................................100
         27.3.   Prior Notification..................................................................101
         27.4.   Other...............................................................................101
28.   CONSENTS, AMENDMENTS, WAIVERS, ETC.............................................................101
29.   SEVERABILITY...................................................................................102

                                    Exhibits

                Exhibit A        Form of Borrowing Base Report
                Exhibit B        [Intentionally Omitted]
                Exhibit C        Form of Guaranty
                Exhibit D        Form of Security Agreement
                Exhibit E        Form of Stock Pledge Agreement
                Exhibit F        Form of Revolving Credit Note
                Exhibit G        Form of Loan Request
                Exhibit H        Form of Term Loan Note
                Exhibit I        Form of Compliance Certificate
                Exhibit J        Form of Assignment and Acceptance


                                    Schedules

                Schedule 1       Banks; Commitments; Commitment
                                 Percentages' Term Loan Percentages;
                                 Lending Offices
                Schedule 2       Existing Letters of Credit
                Schedule 3       Landlord Lien Reserves
                Schedule 8.1     Exceptions to Good Standing
                Schedule 8.3     Title to Property
                Schedule 8.7     Litigation
                Schedule 8.15    Certain Transactions
                Schedule 8.16    ERISA Matters
                Schedule 8.18    Environmental Disclosure
                Schedule 8.19    Subsidiaries
                Schedule 8.20    Chief Executive Offices
                Schedule 8.24    Insurance
                Schedule 10.1    Permitted Indebtedness
                Schedule 10.2    Permitted Liens
                Schedule 10.3    Permitted Investments

                                REVOLVING CREDIT
                                       AND
                               TERM LOAN AGREEMENT

         This REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of December 23, 1999, by and among (a) AVIALL, INC., a Delaware corporation (the "Borrower"), (b) the Banks (as hereinafter defined), (c) BANKBOSTON, NA., as administrative agent for itself and the other Banks and as an Issuing Bank and
(d) BANK OF AMERICA, N.A., as documentation agent and as an Issuing Bank.

         WHEREAS, the Borrower has requested that the Banks make loans and otherwise extend credit to the Borrower to finance the Acquisition (as defined below), to pay associated transaction fees and expenses, to refinance existing indebtedness, to finance capital expenditures and for working capital and general corporate purposes; and

         WHEREAS, the Banks are willing to make such loans and extend such credit on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                   1. DEFINITIONS AND RULES OF INTERPRETATION.

         1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

         ABO.  See Section 8.16.3.

         Accounts Receivable. All rights of the Borrower or any of its Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrower or any of its Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles.

         Acquisition. The acquisition by Services from Rolls-Royce of (a) exclusive aftermarket distribution rights to Rolls-Royce Allison Model 250 turboshaft and turboprop engine parts for a ten year period, and (b) certain related inventory, all pursuant to the terms of the Acquisition Documents.

         Acquisition Documents. The Distribution Agreement and all agreements and documents required to be entered into or delivered pursuant thereto, each in the form delivered to the Banks and the Agent on or before the Closing Date.

         Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Borrower pursuant to Section 9.4(c).

         Affiliate. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

         Agent. BankBoston, N.A. acting as administrative agent for the Banks.

         Agent's Fee. See Section 6.1(b).

         Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

         Agent's Special Counsel. Bingham Dana LLP or such other counsel as may be approved by the Agent.

         Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Borrower's Leverage Ratio, as determined for the Reference Period ending immediately prior to the applicable Rate Adjustment Period.


   --------------------------------------------------------------------------------------------------------
                                                   Base Rate        Eurodollar Rate         Commitment
      Level            Leverage Ratio                Loans               Loans                 Fees
   ------------ ------------------------------ ------------------ ------------------- ---------------------
                Greater than or equal to
        I       3.00:1.00                            1.25%              2.25%                0.50%
   ------------ ------------------------------ ------------------ ------------------- ---------------------
                Less than 3.00:1.00 but
       II       greater than or equal to             1.00%              2.00%                0.45%
                2.50:1.00
   ------------ ------------------------------ ------------------ ------------------- ---------------------
                Less than 2.50:1.00 but
       III      greater than or equal to             0.75%              1.75%                0.35%
                2.00:1.00
   ------------ ------------------------------ ------------------ ------------------- ---------------------
       IV       Less than 2.00:1.00 but              0.50%              1.50%                0.30%
                greater than or equal to
                1.50:1.00
   ------------ ------------------------------ ------------------ ------------------- ---------------------
       IV       Less than 1.50:1.00                  0.25%              1.25%                0.250%
   --------------------------------------------------------------------------------------------------------

         Notwithstanding the foregoing, (a) until the delivery by the Borrower to the Agent of the Compliance Certificate pursuant to Section 9.4(c) for the Reference Period ending June 30, 2000, the Applicable Margin shall be the Applicable Margin set forth above in Level I, and (b) if the Borrower fails to deliver any Compliance Certificate when required by Section 9.4(c) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the Applicable Margin set forth above in Level I.

         Assignment and Acceptance. See Section 20.1.

         Balance Sheet Date. December 31, 1998.

         Banks. The lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to Section 20.

         BAS. Banc of America Securities LLC.

         Base Rate. The higher of (i) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts, as its "base rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York and reported in The Wall Street Journal or any other publication of national circulation selected by the Agent, or, if such rate is not so published and reported for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

         Base Rate Loans. Revolving Credit Loans and all or any portion of the Term Loan bearing interest calculated by reference to the Base Rate.

         BKB. BankBoston, N.A., a national banking association, in its capacity as a Bank.

         Borrower. See the preamble hereto.

         Borrowing Base. At the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report, which is equal to:

                  (a) 80.00% of the Dollar Equivalent of Eligible Accounts Receivable; plus

                  (b) 50.00% of the Dollar Equivalent of the book value (determined on an average cost basis at lower of cost or market) of Eligible Inventory; minus

                  (c) the aggregate amount of any Landlord Lien Reserves with respect to all Specified Leases at such time,

provided, however, the Agent reserves its right to decrease the advance rates set forth herein if, in the Agent's reasonable discretion, the results of any commercial finance examination indicates a material deterioration in the Borrower's or the Guarantors' Eligible Accounts Receivable or Eligible Inventory, such that a lower advance rate for Eligible Accounts Receivable and/or Eligible Inventory is warranted.

         Borrowing Base Report. A Borrowing Base Report signed by the chief financial officer, treasurer or controller of the Borrower and in substantially the form of Exhibit A hereto.

         Business Day. Any day on which banking institutions in Boston, Massachusetts or Dallas, Texas are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

         Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

         Capital Expenditures. Amounts paid or indebtedness incurred by any Person in connection with (i) the purchase or lease by such Person of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles, other than amounts paid in connection with the purchase or lease of Capital Assets with insurance or condemnation proceeds or (ii) the lease of any assets by the Borrower or any of its Subsidiaries as lessee under any synthetic lease referred to in clause (vi) of the definition of the term "Indebtedness" to the extent that such assets would have been Capital Assets had the synthetic lease been treated for accounting purposes as a Capitalized Lease.

         Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         Cash Equivalents. Investments owned by the Borrower or its Subsidiaries of the types described in clauses (a) through (f) of Section 10.3.

         CERCLA. See Section 8.18.

         Closing Date. The first date on which the conditions set forth in
Section 12 have been satisfied and any Revolving Credit Loans may be advanced, the Term Loan is advanced or any Letter of Credit may be issued hereunder.

         Code. The Internal Revenue Code of 1986.

         Collateral. All of the property, rights and interests of the Borrower and its Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

         Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto (as such schedule may be replaced by a revised Schedule 1 pursuant to an assignment in accordance with Section 20) as the amount of such Bank's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

         Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto (as such schedule may be replaced by a revised
Schedule 1 pursuant to an assignment in accordance with Section 20) as such Bank's percentage of the aggregate Commitments of all of the Banks.

         Compliance Certificate. See Section 9.4(c).

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

         Consolidated Current Assets. All assets of the Borrower and its Subsidiaries on a consolidated basis consisting of (i) cash, (ii) Cash Equivalents, (iii) Accounts Receivable and (iv) component parts and finished goods inventory ready and available for shipment to purchasers thereof; provided that Accounts Receivable shall be valued at face value less reserves determined to be sufficient in accordance with generally accepted accounting principles.

         Consolidated Current Liabilities. The aggregate amount of all liabilities of the Borrower and its Subsidiaries on a consolidated basis consisting of (a) accounts payable of such Person and its Subsidiaries, (b) accrued and unpaid expenses, taxes and other proper charges and (c) the current portion of long-term Indebtedness of such Person and its Subsidiaries, in each case determined in accordance with generally accepted accounting principles.

         Consolidated Net Income. With respect to the Borrower and its Subsidiaries for any period, the consolidated net income (or deficit) of the Borrower and its Subsidiaries, after (a) deduction of all expenses, taxes, other proper charges and all extraordinary nonrecurring items of income, and (b) addition of all extraordinary nonrecurring items of expense to the extent deducted in the calculation of consolidated net income (or deficit), all determined in accordance with generally accepted accounting principles.

         Consolidated Operating Cash Flow. With respect to the Borrower and its Subsidiaries for any period, an amount equal to EBITDA for such period, minus Capital Expenditures made by the Borrower and its Subsidiaries during such period, minus cash income taxes paid by the Borrower and its Subsidiaries during such period.

         Consolidated Tangible Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities, and less the sum of:

                  (a) the total book value of all assets of the Borrower and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

                  (b) all amounts representing any write-up in the book value of any assets of the Borrower or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date; plus

                  (c) to the extent otherwise includable in the computation of Consolidated Tangible Net Worth, any subscriptions receivable.

         Consolidated Total Assets. All assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by the Borrower and its Subsidiaries during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, determined on a consolidated basis in accordance with generally accepted accounting principles (including all non-cash interest expense, the interest portion of any deferred payment obligation and the interest component of Capitalized Lease obligations or any synthetic lease referred to in clause (vi) of the definition of the term "Indebtedness", but excluding amortization of debt issuance costs).

         Consolidated Total Liabilities. All liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         Conversion Request. A notice given by the Borrower to the Agent of the Borrower's election to convert or continue a Loan in accordance with Section 2.7 or Section 4.5.2.

         Credit Agreement. This Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto.

         Debt Service Coverage Ratio. As at the date of determination, the ratio of (a) the Consolidated Operating Cash Flow for the Reference Period ending on such date to (b) the Total Debt Service for such Reference Period.

         Default.  See Section 14.1.

         Delinquent Bank.  See Section 16.5.3.

         Designated Subsidiary. Those Subsidiaries of the Borrower designated as such on Schedule 8.19, each of which is a Foreign Subsidiary that is either (a) in the process dissolving or otherwise terminating its existence in accordance with the laws of the jurisdiction of its incorporation through liquidation or merger with a Subsidiary that is not a Designated Subsidiary, or (b) conducting no business activities.

         Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower, other than dividends payable solely in shares of such class of capital stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower.

         Distribution Agreement. The Distribution Services Agreement dated as of November 3, 1999 between Services and Rolls-Royce, in the form delivered to the Agent on or before the Closing Date.

         Documentation Agent. Bank of America, N.A. acting as documentation agent for the Banks.

         Dollar Equivalent. On any date of determination, with respect to an amount denominated in a currency other than Dollars (the "Second Currency"), the amount of Dollars which could be purchased by the Agent in accordance with its usual practice with that amount of such Second Currency at the spot rate of exchange quoted by the Agent in the London foreign exchange market at or about 11:00 a.m. (London time) on the date of determination for the purchase of Dollars with such Second Currency.

         Dollars or $. Dollars in lawful currency of the United States of America.

         Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans as to which written notice has been given by such Bank to the Agent and the Borrower.

         Domestic Subsidiaries. Each Subsidiary (direct or indirect, existing on the date hereof or acquired or formed hereafter in accordance with the provisions hereof) of the Borrower which is incorporated under the laws of a State or other political subdivision of the United States of America.

         Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.7 or all or any portion of any Term Loan is converted or continued in accordance with Section 4.5.2.

         EBITDA. With respect to the Borrower and its Subsidiaries for any fiscal period, an amount equal to Consolidated Net Income for such period, plus, to the extent deducted in the calculation of Consolidated Net Income and without duplication, (a) depreciation and amortization for such period, (b) other noncash charges for such period, (c) income tax expense for such period, (d) Consolidated Total Interest Expense paid or accrued during such period, and (e) all noncash losses for such period (other than extraordinary non-recurring items of expense), minus, to the extent added in computing Consolidated Net Income and without duplication, all noncash gains (including income tax benefits) for such period, all as determined in accordance with generally accepted accounting principles.

         Eligible Accounts Receivable. The aggregate of the unpaid portions of Accounts Receivable (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable) of the Borrower and the Domestic Subsidiaries, which meet all of the following requirements:

                  (a) Not evidenced by negotiable instruments (except a negotiable instrument in which Agent, for the benefit of Banks, has a first and prior perfected security interest) or documents;

                  (b) Legal, valid and binding obligations of the account debtor;

                  (c) Payable by account debtors that are not Affiliates of the Borrower;

                  (d) Payable on customary terms;

                  (e) Obligations for products shipped and subject to invoice, in compliance with all applicable laws;

                  (f) If arising pursuant to a contract with the United States government, an Account Receivable in respect of which notice has been given pursuant to the Assignment of Claims Act, or, if arising pursuant to a contract with any other government, an Account Receivable which is insured by an insurer satisfactory to Agent;

                  (g) Denominated and payable in Dollars or another freely convertible currency with conversion rates reported in The Wall Street Journal (or any other publication of national circulation selected by the Agent),

                  (h) If a domestic Account Receivable, an "account" as defined by the Uniform Commercial Code in the appropriate jurisdiction;

                  (i) Not more than ninety (90) days past the date payment thereof is due;

                  (j) Not modified, extended, or renegotiated in any way not permitted in the Security Documents and not charged off;

                  (k) Not owed by an account debtor as to whom more than ten percent (10%) of its aggregate accounts owing to the Borrower and the Guarantors are in dispute or subject to any defense, withholding, offset, or counterclaim, in each case for more than thirty (30) days past the invoice date;

                  (l) As to which there exists a first and prior perfected security interest in favor of Agent for the benefit of Banks to secure the Obligations and no other security interests except as permitted by
         Section 10.2 (other than pursuant to clauses (f), (g) or (j) thereof);

                  (m) Secured by a prior perfected security interest in the underlying security, if any;

                  (n) Not owed by an account debtor that is the subject of a proceeding under any bankruptcy or insolvency law unless the obligor is the subject of a proceeding under Chapter 11 of the Bankruptcy Code of the United States of America and then only to the extent the claim in respect of such Account Receivable is an administrative expense claim in such proceeding;

                  (o) Not owed by an account debtor as to which more than twenty percent (20%) of its aggregate accounts owed to the Borrower and the Domestic Subsidiaries would be excluded from Eligible Accounts Receivable by virtue of clause (i) above, or for whom a material credit loss has been recognized or reserved against (but without duplication of amounts which have already been deducted in calculating net accounts receivable) and not reversed during the previous three years;

                  (p) Not that portion of an Account Receivable which, when aggregated with other accounts receivable owing by the same account debtor, is in excess of 5% of aggregate Accounts Receivable of the Borrower and the Domestic Subsidiaries, unless approved by the Majority Banks; and

                  (q) Not that portion of amounts owed by account debtors whose residence or principal place of business, as the case may be, is located outside the United States of America, the United Kingdom or Canada, in excess of 25% of the aggregate amount of all Accounts Receivable of the Borrower and the Domestic Subsidiaries, unless the entire amount of such Account Receivable is insured by an insurer satisfactory to the Agent or unless otherwise approved by the Majority Banks.

         Eligible Assignee. Any of (a) (i) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; (v) any investment company, investment fund, financial institution or other institutional lender (other than any financial institution which but for the amount of its total assets would have been an Eligible Assignee under clauses (i) through (iv) above) having total assets in excess of $100,000,000; and (vi) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld; and
(b) any Bank and any Affiliate of any Bank and, with respect to any Bank that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment adviser as such Bank or by an Affiliate of such investment adviser (and treating all such funds so managed as a single Eligible Assignee); provided that no Affiliate of the Borrower shall be an Eligible Assignee.

         Eligible Inventory. With respect to the Borrower or any of the Domestic Subsidiaries, finished goods and component parts inventory owned by the Borrower or such Domestic Subsidiaries; provided that Eligible Inventory shall not include any inventory (a) held on consignment, or not otherwise owned by the Borrower or such Domestic Subsidiary, or of a type no longer sold by the Borrower or such Domestic Subsidiary including without limitation any that has not been sold within two years of purchase, (b) which is damaged or subject to any legal encumbrance except as permitted by Section 10.2 (other than pursuant to clauses (f), (g) or (j) thereof), (c) which is not in the possession of the Borrower or such Domestic Subsidiary unless the Agent has received a waiver of any possessory or other liens (other landlord's liens) from the party in possession of such inventory in form and substance satisfactory to the Agent, (d) in which the Agent does not have a valid and perfected first priority security interest (subject only to landlords' liens, if any, to the extent such liens may be entitled to priority by the operation of law), (e) which is held by the Borrower or such Domestic Subsidiary on leased property as to which more than twelve months' rent is overdue, (f) which has been shipped to a customer of the Borrower or such Domestic Subsidiary regardless of whether such shipment is on a consignment basis, or (g) which is not located within the United States.

         Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

         Environmental Budget. A budget prepared by the Borrower and its Subsidiaries on a consolidated basis reflecting (a) the Borrower's good faith estimate (including a statement as to the basis or rationale for the estimate) of the amount and nature of any probable environmental liabilities, losses, fines, costs and expenses known to the Borrower or any of its Subsidiaries that are reasonably anticipated to result in expenditures by the Borrower or any of its Subsidiaries in the applicable fiscal year or those that may result in future expenditures by the Borrower or any of its Subsidiaries upon the occurrence of any contingency, and (b) the amount of any reserves or other provisions for loss if such liabilities, losses, fines, costs or expenses result in actual expenditures by the Borrower or any of its Subsidiaries.

         Environmental Laws.  See Section 8.18(a).

         ERISA.  The Employee Retirement Income Security Act of 1974.

         ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder.

         Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other Eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

         Eurodollar Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans as to which written notice has been given by such Bank to the Agent and the Borrower.

         Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the rate per annum (rounded upwards to the nearest 1/100 of one percent) at which the Reference Bank's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the Eurodollar interbank market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of the Reference Bank to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         Eurodollar Rate Loans. Revolving Credit Loans and all or any portion of Term Loan bearing interest calculated by reference to the Eurodollar Rate.

         Existing Letters of Credit. The letters of credit described on Schedule 2.

         Event of Default. See Section 14.1.

         FBRS. FleetBoston Robertson Stephens Inc.

         Fee Letter. The fee letter dated November 23, 1999 among the Borrower, FBRS and the Agent.

         Foreign Subsidiaries. Each Subsidiary (direct or indirect, existing on the date hereof or acquired or formed hereafter in accordance with the provisions hereof) of the Borrower which is incorporated under the laws of a jurisdiction other than a State or other political subdivision of the United States of America.

         generally accepted accounting principles. (a) When used in Section 11, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the period ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Granting Bank. See Section 20.8(b).

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guarantors. The Domestic Subsidiaries party to the Guaranty and any other Domestic Subsidiary guarantying the payment and performance of the Obligations to the Banks and the Agent pursuant to a guaranty substantially in the form of Exhibit C attached hereto.

         Guaranty. The Guaranty, dated or to be dated on or prior to the Closing Date, made by each Domestic Subsidiary of the Borrower in favor of the Banks and the Agent, pursuant to which each Domestic Subsidiary of the Borrower guaranties to the Banks and the Agent the payment and performance of the Obligations, substantially in the form of Exhibit C attached hereto, and any other guaranty in favor of the Banks and the Agent made by any additional Domestic Subsidiary of the Borrower substantially in the form of Exhibit C attached hereto.

         Hazardous Substances. See Section 8.18(b).

         Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

                  (i) every obligation of such Person for money borrowed,

                  (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

                  (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

                  (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

                  (v) every obligation of such Person under any Capitalized
         Lease,

                  (vi) every obligation of such Person under any lease (a "synthetic lease") treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes,

                  (vii) all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

                  (viii) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights, other than stock options, warrants or other rights granted to employees under employee compensation agreements,

                  (ix) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),

                  (x) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

                  (xi) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (i) through (x) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

         The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (u) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (v) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (w) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (x) any synthetic lease shall be the stipulated loss value, termination value or other equivalent amount, (y) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred and (z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

         Ineligible Securities. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

         Interest Payment Date. (a) As to any Base Rate Loan, the last day of the calendar quarter with respect to interest accrued during such calendar quarter, including, without limitation, the calendar quarter which includes the Drawdown Date thereof and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) three (3) months or less, the last day of such Interest Period and (ii) more than three (3) months, the dates that are three
(3) and (if applicable) six (6) months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

         Interest Period. With respect to each Revolving Credit Loan or all or any relevant portion of the Term Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (i) for any Base Rate

Loan, the last day of the calendar quarter; and (ii) for any Eurodollar Rate Loan, 1, 2, 3, 6 or 9 months (in each case only if available to all of the Banks); and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan or all or such portion of the Term Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                  (c) if the Borrower shall fail to give notice as provided in
         Section 2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

                  (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                  (e) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

         International Standby Practices. With respect to any standby Letter of Credit, International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the applicable Issuing Bank in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property (other than transfers for value in the ordinary course of business) to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person, excluding loans or advances made to employees in the ordinary course of business consistent with past practices. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding;
(b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, dividend or distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         Issuing Bank. BankBoston, N.A. in its capacity as issuer of the Letters of Credit, Bank of America, N.A. in its capacity as issuer of the Existing Letters of Credit and any other Bank that agrees, with the consent of the Agent, to issue a Letter of Credit for the account of the Borrower hereunder.

         Landlord Lien Reserve. At any time of reference, with respect to each Specified Lease, an amount reasonably determined by the Agent and notified to the Borrower as a reserve against inventory located on the leasehold created by such Specified Lease with respect to which the landlord thereof may have a common law or statutory landlord's lien for unpaid rental obligations senior in priority to the liens thereon in favor of the Agent for the benefit of the Banks; provided that the amount of such reserve shall be determined solely by reference to (a) the amount of periodic rental payments due from time to time under the terms of the Specified Lease that may be subject to such landlord's lien under the laws of the state in which such leasehold is located and (b) the value of the inventory that may be subject to such landlord's lien under the laws of the state in which such leasehold is located; and provided further that such amount may be adjusted by the Agent from time to time to reflect changes in the amounts of such periodic rental payments and changes in the laws of such states. The Landlord Lien Reserve for any Specified Lease as to which more than twelve months' rent is overdue shall be $0. The Landlords Lien Reserve in effect on the Closing Date for each Specified Lease is set forth on Schedule 3.

         Landlord Waiver. A waiver from the lessor or sublessor of property leased by the Borrower as lessee in form and substance satisfactory to the Agent.

         Letter of Credit. See Section 5.1.1.

         Letter of Credit Application. See Section 5.1.1.

         Letter of Credit Fee. See Section 5.6.

         Letter of Credit Participation. See Section 5.1.4.

         Leverage Ratio. As at any date of determination, the ratio of (a) Total Funded Indebtedness outstanding on such date to (b) EBITDA for the Reference Period ended on such date; provided that for purposes of calculating the Leverage Ratio only, EBITDA shall be increased by $2,375,000 for each of the Borrower's fiscal quarters ending March 31, 1999, June 30, 1999, September 30, 1999 and December 31, 1999 (but only to the extent the applicable Reference Period includes such fiscal quarters).

         Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Security Documents and the Fee Letter.

         Loan Request. See Section 2.6.

         Loans. The Revolving Credit Loans and the Term Loan.

         Majority Banks. As of any date, (a) if there are fewer than three (3) Banks on such date, all Banks and (b) if there are three (3) or more Banks on such date, any two or more Banks holding at least fifty-one percent (51%) of the sum of the outstanding principal amount of the Notes, plus the Letter of Credit Participations, plus the unused portion of the Commitments on such date.

         Maturity Date. December 31, 2004.

         Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         Mortgaged Property. Any Real Estate which is subject to any Mortgage.

         Mortgages. Collectively (a) the mortgages and/or deeds of trust dated as of a date no later than ninety (90) days after the Closing Date, from certain Subsidiaries of the Borrower to the Agent with respect to the leasehold interests of such Subsidiaries in the Real Estate located in Farmers Branch, Texas, Dallas, Texas, Van Nuys, California, and on Mendenhall Road in Memphis, Tennessee and in form and substance satisfactory to the Agent and (b) any additional mortgage or deed of trust from the Borrower or its Subsidiaries with respect to fee and leasehold interests in Real Estate and granted in favor of the Agent in accordance with Section 9.14.

         Multiemployer Plan. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

         Notes. The Term Notes and the Revolving Credit Notes.

         Obligations. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Banks or the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Applications or Letters of Credit, or arising or incurred in connection with any interest rate protection arrangements contemplated by Section 9.15 or any documents, agreements or instruments executed in connection therewith, or other instruments at any time evidencing any thereof.

         outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         Patent Assignments. The several Patent Collateral Assignment and Security Agreements, dated or to be dated on or prior to the Closing Date, made by the Borrower or its Subsidiaries in favor of the Agent and in form and substance satisfactory to the Agent.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         Perfection Certificates. The Perfection Certificates as defined in the Security Agreements.

         Permitted Liens. Liens, security interests and other encumbrances permitted by Section 10.2.

         Person. Any individual, corporation, limited liability company, partnership, limited partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Rate Adjustment Period. See the definition of Applicable Margin.

         Real Estate. All real property owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

         Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

         Reference Bank. BKB.

         Reference Period. A period of four consecutive fiscal quarters.

         Reimbursement Obligation. The Borrower's obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in Section 5.2.

         Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to Section 2.

         Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

         Revolving Credit Notes. See Section 2.4.

         Rolls-Royce. Allison Engine Company, Inc. d/b/a Rolls-Royce Allison, a Delaware corporation.

         Section 20 Subsidiary. A Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

         Security Agreements. The several Security Agreements, dated or to be dated on or prior to the Closing Date, between the Borrower or Domestic Subsidiaries of the Borrower and the Agent, substantially in the form of Exhibit D hereto.

         Security Documents. The Guaranty, the Security Agreements, the Mortgages, the Trademark Assignments, the Patent Assignments and the Stock Pledge Agreement.

         Services. Aviall Services, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Borrower.

         SPC. See Section 20.8(b).

         Specified Lease. Each lease by the Borrower or a Domestic Subsidiary as Lessee of real property at which Eligible Inventory is held and as to which the Agent has not from time to time received evidence, in form and substance satisfactory to the Agent, that based upon then existing law, the landlord of such property would not have or be entitled to claim a lien on inventory superior to the security interest granted to the Agent under the Security Agreements, securing obligations past due or securing future obligations; provided that no lease for which the Agent shall have received a Landlord Waiver shall be a Specified Lease.

         Stock Pledge Agreement. The Stock Pledge Agreement dated or to be dated on or prior to the Closing Date, between the Borrower and Services as pledgors and the Agent as pledgee in respect of one hundred percent (100%) of the stock of the Domestic Subsidiaries and sixty-five (65%) of the stock of the Foreign Subsidiaries (other than the Designated Subsidiaries) and substantially in the form of Exhibit E hereto, and any supplemental pledge agreements in respect of sixty-five (65%) of the stock of any of the Foreign Subsidiaries in form and substance satisfactory to the Agent.

         Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         Supermajority Banks. As of any date, (a) if there are fewer than three
(3) Banks on such date, all Banks, and (b) if there are three (3) or more Banks on such date, any two or more Banks holding at least seventy-five percent (75%) of the sum of the outstanding principal amount of the Notes, plus the Letter of Credit Participations, plus the unused portion of the Commitments on such date.

         Survey. In relation to each Mortgaged Property, a recent instrument survey of such Mortgaged Property, which shall show the location of all buildings, structures, easements and utility lines on such Mortgaged Property, shall be sufficient to remove the survey exception from the Title Policy, shall show that all buildings and structures are within the lot lines of such Mortgaged Property, shall not show any encroachments by others, shall show the zoning district or districts in which such Mortgaged Property is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law.

         Surveyor Certificate. In relation to each Mortgaged Property for which a Survey has been conducted, a certificate executed by the surveyor who prepared such Survey dated as of a recent date and containing such information relating to such Mortgaged Property as the Agent or the Title Insurance Company may reasonably require, such certificate to be reasonably satisfactory to the Agent in form and substance.

         Term Loan. The term loan made or to be made by the Banks to the Borrower on the Closing Date in the aggregate principal amount of $40,000,000 pursuant to Section 4.1.

         Term Loan Note Record. A Record with respect to a Term Loan Note.

         Term Loan Notes. See Section 4.2.

         Term Loan Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the Term Loan.

         Title Insurance Company. In relation to each Mortgaged Property, the company that issues the Title Policy with respect thereto, which company shall be reasonably acceptable to the Agent.

         Title Policy. In relation to each Mortgaged Property, an ALTA standard form title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Agent may require, any such reinsurance to be with direct access endorsements) in such amount as may be determined by the Agent insuring the priority of the Mortgage of such Mortgaged Property and that the Borrower or one of its Subsidiaries holds marketable fee simple or leasehold title, as the case may be, to such Mortgaged Property, subject only to the encumbrances permitted by such Mortgage and which shall not contain exceptions for mechanics liens or persons in occupancy, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its sole discretion, and shall contain such endorsements and affirmative insurance as the Agent in its discretion may require, including but not limited to (a) comprehensive endorsement, (b) variable rate of interest endorsement, (c) usury endorsement, (d) revolving credit endorsement, (e) tie-in endorsement, (f) doing business endorsement, and (g) ALTA form 3.1 zoning endorsement, but subject in each case to the laws, rules and policies of title insurance companies where the applicable Mortgaged Properties are located.

         Total Commitment. The sum of the Commitments of the Banks to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as in effect from time to time. On the Closing Date the Total Commitment is $90,000,000.

         Total Debt Service. For any period, the sum of (a) all scheduled mandatory payments of principal on Indebtedness of the Borrower and its Subsidiaries made or required to be made during that period, plus (b) Consolidated Total Interest Expense for that period.

         Total Funded Indebtedness. On any date of determination, all Indebtedness of the Borrower and its Subsidiaries for borrowed money (including in respect of notes and bonds), purchase money Indebtedness and Indebtedness with respect to Capitalized Leases outstanding on such date, determined on a consolidated basis in accordance with generally accepted accounting principles.

         Trademark Assignments. The several Trademark Collateral Security and Pledge Agreements, dated or to be dated on or prior to the Closing Date, made by the Borrower or its Subsidiaries in favor of the Agent and in form and substance satisfactory to the Banks and the Agent.

         Type. As to any Revolving Credit Loan or all or any portion of the Term Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

         Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the applicable Issuing Bank in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         United States. The United States of America, including its territories and possessions.

         Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse the Agent and the Banks on the date specified in, and in accordance with, Section 5.2.

         Voting Stock. Stock or similar equity interests of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power under ordinary circumstances to vote for the election of directors (or persons performing similar functions), managers, trustees or general partners of such Person (irrespective of whether or not at the time any other class or classes will have or might have voting power by reason of the happening of a contingency).

         1.2. RULES OF INTERPRETATION.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

                  (h) Reference to a particular "Section " refers to that section of this Credit Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                  (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

                  (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

                  (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Agent and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Agent or any of the Banks merely on account of the Agent's or any Bank's involvement in the preparation of such documents.

                        2. THE REVOLVING CREDIT FACILITY.

         2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the lesser of (a) the Total Commitment or (b) the Borrowing Base. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 12 and Section 13, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and Section 13, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

         2.2. COMMITMENT FEE. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the applicable rate per annum set forth in the definition of Applicable Margin under the column "Commitment Fees" on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Total Commitment minus the sum of the Maximum Drawing Amount and all Unpaid

Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter, commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate.

         2.3. REDUCTION OF TOTAL COMMITMENT. The Borrower shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Agent to reduce by $500,000 or an integral multiple of $100,000 in excess thereof the unborrowed portion of the Total Commitment or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments or the Total Commitment may be reinstated.

         2.4. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit F hereto (each a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. A Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans of such Bank set forth on such Bank's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

         2.5. INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in Section 6.11,

                  (a) Each Revolving Credit Loan that is a Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans.

                  (b) Each Revolving Credit Loan that is a Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin for Eurodollar Rate Loans.

                  (c) The Borrower promises to pay interest in arrears on each Revolving Credit Loan on each Interest Payment Date with respect thereto.

         2.6. REQUESTS FOR REVOLVING CREDIT LOANS. The Borrower shall give to the Agent written notice in the form of Exhibit G hereto (or telephonic notice confirmed in a writing in the form of Exhibit G hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no later than (a) 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Base Rate Loan and (b) 12:00 noon (Boston time) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such Loan Request shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such Loan Request, the Agent shall notify each of the Banks thereof. Each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request for a Base Rate Loan shall be in a minimum aggregate amount of $500,000 or a larger integral multiple of $100,000, and each Loan Request for a Eurodollar Rate Loan shall be in a minimum aggregate amount of $1,000,000 or a larger integral multiple of $100,000.

         2.7. CONVERSION OPTIONS.

                  2.7.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (a) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, the Borrower shall give the Agent written notice of such election no later than 11:00 a.m. (Boston time) on the date of conversion; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least three (3) Eurodollar Business Days prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, no such conversion shall be made on a day other than the last day of the Interest Period with respect thereto unless the Borrower shall have complied with Section 6.10; and (d) no Base Rate Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion into a Base Rate Loan shall be in an aggregate principal amount of $500,000 or a larger integral multiple of $100,000 and any partial conversion into a Eurodollar Rate Loan shall be in an aggregate principal amount of $1,000,000 or a larger integral multiple of $100,000. Each Conversion Request relating to the conversion of a Base Rate Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

                  2.7.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.7.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this
         Section 2.7.2 is scheduled to occur.

                  2.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $1,000,000 or a larger integral multiple of $100,000. At no time with respect to all Loans under this Credit Agreement shall there be more than six (6) Eurodollar Rate Loans having different interest periods outstanding.

         2.8. FUNDS FOR REVOLVING CREDIT LOANS.

                  2.8.1. FUNDING PROCEDURES. Not later than 2:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Sections 12 and 13 to be delivered on or prior to such

         Drawdown Date and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks; provided that the Agent shall use reasonable efforts to inform the Borrower in the event any Bank fails to provide to the Agent the amount of such Bank's Commitment Percentage of such Revolving Credit Loans, promptly after the Agent obtains knowledge of such failure. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent such other Bank's Commitment Percentage of any requested Revolving Credit Loans.

                  2.8.2. ADVANCES BY AGENT. The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times
         (b) the amount of such Bank's Commitment Percentage of such Revolving Credit Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

         2.9. CHANGE IN BORROWING BASE. The Borrowing Base shall be determined monthly by the Agent by reference to the Borrowing Base Report delivered to the Banks and the Agent, commercial finance and collateral audit reports, and other information obtained by or provided to the Agent. The Agent shall give to the Borrower written notice of any change in the Borrowing Base determined by the Agent. In the case of a reduction in the advance rates with respect to Eligible Accounts Receivable or Eligible Inventory, such notice shall be effective 5 days after its receipt by the Borrower.

                   3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

         3.1. MATURITY. The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

         3.2. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. (a) If at any time the sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the lesser of
(i) the Total Commitment or (ii) the Borrowing Base, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by Section 5.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

         (b) The Borrower promises to repay the Revolving Credit Loans as and when required by Section 6.2.

         3.3. OPTIONAL PREPAYMENTS OF REVOLVING CREDIT LOANS. The Borrower shall have the right, at its election, to prepay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that no prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this Section 3.3 may be made on a day other than the last day of the Interest Period relating thereto unless the Borrower shall have complied with Section 6.10. The Borrower shall give the Agent prior written notice of any proposed prepayment pursuant to this Section 3.3 of Base Rate Loans no later than 11:00 a.m. (Boston time) on the Business Day of any proposed prepayment, and prior written notice of any proposed prepayment pursuant to this
Section 3.3 of Eurodollar Rate Loans no later than 12:00 noon (Boston time) three (3) Eurodollar Business Days prior to the date of proposed prepayment, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in the amount of $500,000 or a greater integral multiple of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                                4. THE TERM LOAN.

         4.1. COMMITMENT TO LEND.

         Subject to the terms and conditions set forth in this Credit Agreement, each Bank severally agrees to lend to the Borrower on the Closing Date its Term Loan Percentage of the Term Loan in the aggregate principal amount of $40,000,000.

         4.2. THE TERM NOTES.

         The Term Loan shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit H hereto (each a "Term Loan Note"), dated the Closing Date and completed with appropriate insertions. A Term Loan Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Term Loan Percentage of the Term Loan and representing the obligation of the Borrower to pay to such Bank such principal amount or, if less, the outstanding amount of such Bank's Term Loan Percentage of the Term Loan, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made a notation on such Bank's Term Loan Note Record reflecting the original principal amount of such Bank's Term Loan Percentage of the Term Loan and, at or about the time of such Bank's receipt of any principal payment on such Bank's Term Loan Note, an appropriate notation on such Bank's Term Loan Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Term Loan Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Term Loan Note Record shall not affect the obligations of the Borrower hereunder or under any Term Loan Note to make payments of principal of and interest on any Term Loan Note when due.

         4.3. MANDATORY PAYMENTS OF PRINCIPAL OF TERM LOAN.

         (a) The Borrower promises to pay to the Agent for the account of the Banks the principal amount of the Term Loan in nineteen (19) consecutive quarterly payments, payable on the last Business Day of each calendar quarter ending within any period set forth below in the amount set forth opposite such period, commencing on March 31, 2000 with a twentieth and final payment on the Maturity Date in an amount equal to the unpaid balance of the Term Loan.

    -------------------------------------------------------------------------
                                                          Amount of
                                                       Each Quarterly
        Quarter Ending:                                    Payment
        ---------------                                --------------
        January 1, 2000 - December 31, 2000            $ 1,500,000.00
    -------------------------------------------- ----------------------------
        January 1, 2001 - December 31, 2001            $ 1,750,000.00
    -------------------------------------------- ----------------------------
        January 1, 2002 - December 31, 2002            $ 2,000,000.00
    -------------------------------------------- ----------------------------
        January 1, 2003 - December 31, 2003            $ 2,250,000.00
    -------------------------------------------- ----------------------------
        January 1, 2004 - September 30, 2004           $ 2,500,000.00
    -------------------------------------------- ----------------------------
        Maturity Date                                Unpaid Balance of the
                                                     Term Loan
    -------------------------------------------------------------------------


         (b) The Borrower promises to prepay the Term Loan as and when required by Section 6.2.

         4.4. OPTIONAL PREPAYMENT OF TERM LOAN. The Borrower shall have the right at any time to prepay the Term Notes on or before the Maturity Date as a whole, or in part, without premium or penalty, provided that (a) each partial prepayment shall be in the principal amount of $500,000 or a larger integral multiple of $100,000 in excess thereof, (b) no portion of the Term Loan bearing interest at the Eurodollar Rate may be prepaid pursuant to this Section 4.4 on a day other than the last day of the Interest Period relating thereto unless the Borrower shall have complied with Section 6.10, and (c) each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective outstanding amount of each Bank's Term Loan Note with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. The Borrower shall give the Agent prior written notice of any proposed prepayment pursuant to this Section 4.4 of Base Rate Loans no later than 11:00 a.m. (Boston time) on the Business Day of such proposed prepayment and of Eurodollar Rate Loans no later than 12:00 noon (Boston time) three (3) Eurodollar Business Days prior to the date of such proposed prepayment, in each case specifying the proposed date of prepayment and the principal amount to be prepaid. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the remaining scheduled installments of principal due on such Term Loan on a pro rata basis. No amount repaid with respect to the Term Loan may be reborrowed.

         4.5. INTEREST ON TERM LOAN.

                  4.5.1. INTEREST RATES. Except as otherwise provided in
         Section 6.11, the Term Loan shall bear interest during each Interest Period relating to all or any portion of the Term Loan at the following rates:

                           (a) to the extent that all or any portion of the Term
                  Loan bears interest during such Interest Period at the Base Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans.

                           (b) To the extent that all or any portion of the Term
                  Loan bears interest during such Interest Period at the Eurodollar Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Loans.

         The Borrower promises to pay interest in arrears on the Term Loan or any portion thereof outstanding during each Interest Period on each Interest Payment Date applicable to such Interest Period.

                  4.5.2. NOTIFICATION BY BORROWER. The Borrower shall notify the Agent, such notice to be irrevocable, no later than 11:00 a.m. (Boston time) on the Drawdown Date of the Term Loan if all or any portion of the Term Loan is to bear interest at the Base Rate and no later than 12:00 noon (Boston time) three (3) Eurodollar Business Days prior to the Drawdown Date of the Term Loan if all or any portion of the Term Loan is to bear interest at the Eurodollar Rate. After the Term Loan has been made, the provisions of Section 2.7 shall apply mutatis mutandis with respect to all or any portion of the Term Loan so that the Borrower may have the same interest rate options with respect to all or any portion of the Term Loan as it would be entitled to with respect to the Revolving Credit Loans, subject to the same limitations as applied to Revolving Credit Loans.

                  4.5.3. AMOUNTS, ETC. Any portion of the Term Loan bearing interest at the Eurodollar Rate relating to any Interest Period shall be in the amount of $1,000,000 or a larger integral multiple of $100,000. No Interest Period relating to the Term Loan or any portion thereof bearing interest at the Eurodollar Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at the Base Rate.

                              5. LETTERS OF CREDIT.

         5.1. LETTER OF CREDIT COMMITMENTS.

                  5.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Issuing Bank's customary form (a "Letter of Credit Application"), the Issuing Bank on behalf of the Banks and in reliance upon the agreement of the Banks set forth in Section 5.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Issuing Bank; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid

         Reimbursement Obligations shall not exceed $10,000,000 at any one time and (b) the sum of (i) the aggregate Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the lesser of (A) the Total Commitment or (B) the Borrowing Base. Effective on the Closing Date the Existing Letters of Credit shall be deemed to be "Letters of Credit" for all purposes under this Credit Agreement and shall be subject to all of the provisions of this Section 5, including without limitation the reimbursement provisions of Section 5.1.4, the participation provisions of Section 5.1.5 and the provisions of Section 5.2. BankBoston, N.A. and Bank of America, N.A. shall cooperate to replace the Existing Letters of Credit on or before the expiry date thereof with Letters of Credit issued by BankBoston, N.A. at such times as may be mutually satisfactory to them, and Bank of America, N.A. shall have no obligation to extend or renew the Existing Letters of Credit. Upon the replacement of all of the Existing Letters of Credit, Bank of America, N.A. shall cease to be an Issuing Bank for all purposes of this Credit Agreement.

                  5.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Issuing Bank. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                  5.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, thirty (30) days) prior to the Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs or, in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices.

                  5.1.4. REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to
         Section 5.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

                  5.1.5. PARTICIPATIONS OF BANKS. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under Section 5.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 5.2.

                  5.1.6. NOTICE OF AGENT. At the time of any issuance, extension or renewal of a Letter of Credit, the Issuing Bank shall notify the Agent of the Maximum Drawing Amount of such Letter of Credit and the other terms of such Letter of Credit.

         5.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the Issuing Bank to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Agent, for the account of the Issuing Bank or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Issuing Bank hereunder,

                  (a) except as otherwise expressly provided in Section 5.2(b) and (c), within one (1) Business Day following the date that any draft presented under such Letter of Credit is honored by the Issuing Bank and the Issuing Bank has notified the Borrower thereof, or within one
         (1) Business Day following the date the Issuing Bank otherwise makes a payment with respect thereto and the Issuing Bank has notified the Borrower thereof, (i) the amount paid by the Issuing Bank under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Issuing Bank or any Bank in connection with any payment made by the Issuing Bank or any Bank under, or with respect to, such Letter of Credit,

                  (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, or if the Borrowing Base is less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Issuing Bank for the benefit of the Banks and the Issuing Bank as cash collateral for all Reimbursement Obligations in a segregated interest-bearing cash collateral account in the name of the Issuing Bank, and

                  (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 14, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Issuing Bank for the benefit of the Banks and the Issuing Bank as cash collateral for all Reimbursement Obligations in a segregated interest-bearing cash collateral account in the name of the Issuing Bank.

Interest on any cash collateral account referred to above shall be held in such cash collateral account. Upon payment by the Borrower of any Reimbursement Obligations or upon the expiry on other termination of any Letter of Credit and so long as no Default or Event of Default is then continuing, the Issuing Bank shall return to the Borrower any cash collateral being held in respect of such Reimbursement Obligations or such Letter of Credit, as the case may be, together with any interest accrued thereon through the date of such return. Each payment referred to in (a), (b) or (c) above shall be made to the Agent for the account of the Issuing Bank at the Agent's Head Office in immediately available funds. The Borrower hereby agrees to pay to the Agent for the account of the Issuing Bank interest on any payment made or draft honored by the Issuing Bank for the period commencing with the making of such payment or the honoring of such draft until the date such amounts become due and payable (whether as stated in this Section 5.2, by acceleration or otherwise) at the rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans. Interest on any and all amounts remaining unpaid by the Borrower under this Section 5.2 at any time from and after the date such amounts become due and payable (whether as stated in this Section 5.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in Section 6.11 for overdue principal on Revolving Credit Loans that are Base Rate Loans.

         5.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall, promptly following receipt thereof, notify the Borrower and the Agent of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Issuing Bank as provided in
Section 5.2 on or before the Business Day following the date that such draft is paid or other payment is made by the Issuing Bank, the Issuing Bank may at any time thereafter notify the Banks and the Agent of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent for the account of the Issuing Bank, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Issuing Bank for federal funds acquired by the Issuing Bank during each day included in such period, times (b) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Issuing Bank paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent for the account of the Issuing Bank, and the denominator of which is 360. The responsibility of the Issuing Bank to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         5.4. OBLIGATIONS ABSOLUTE. Subject to the provisions of this Section 5.4, the Borrower's obligations under this Section 5 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank, the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Issuing Bank, the Agent and the Banks that the Issuing Bank, the Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 5.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financial institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Issuing Bank, the Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Issuing Bank, the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Issuing Bank, the Agent or any Bank to the Borrower. The Issuing Bank agrees that it will give the same care and attention to the Letters of Credit as it gives to other letters of credit issued by it.

         5.5. RELIANCE BY ISSUER. To the extent not inconsistent with Section 5.4, the Issuing Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank. The Issuing Bank shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

         5.6. LETTER OF CREDIT FEE. The Borrower shall pay to the Agent a fee (in each case, a "Letter of Credit Fee") in respect of each Letter of Credit issued or deemed issued pursuant to this Credit Agreement, equal to the sum of
(a) the Applicable Margin for Eurodollar Rate Loans per annum multiplied by the face amount of each such Letter of Credit, which shall be for the accounts of the Banks in accordance with their respective Commitment Percentages, and (b) one-eighth percent (0.125%) per annum multiplied by the face amount of each such Letter of Credit, which shall be for the account of the Issuing Bank, as a fronting fee. The Letter of Credit Fee for each Letter of Credit shall be payable quarterly in arrears on the last day of each calendar quarter for such calendar quarter. In addition, the Borrower shall pay to the Agent for the account of the Issuing Bank, at such other time or times as such charges are customarily made by the Issuing Bank, the Issuing Bank's standard issuance, processing, negotiation, amendment and administrative fees, determined in accordance with customary fees and charges for similar facilities.

                         6. CERTAIN GENERAL PROVISIONS.

         6.1. CLOSING FEE; AGENT'S FEE. (a) The Borrower agrees to pay to the Agent and FBRS a closing fee and certain other fees in the amounts and at the times set forth in the Fee Letter.

         (b) The Borrower shall pay to the Agent an Agent's fee (the "Agent's Fee") in the amounts and at the times set forth in the Fee Letter.

         6.2. CERTAIN MANDATORY PREPAYMENTS. (a) In the event the Borrower or any of its Subsidiaries receives any (i) net cash proceeds from the sale or other disposition of assets permitted by Section 10.5.2 (other than the sale of inventory in the ordinary course of business) which have not been reinvested by the Borrower or such Subsidiary in replacement assets substantially similar in nature within ninety (90) days of receipt by such Person of such proceeds, (ii) proceeds of insurance claims or condemnation awards which have not been reinvested by the Borrower or such Subsidiary in replacement assets substantially similar in nature or used to repair the asset so damaged, as the case may be, within ninety (90) days of receipt by such Person of such proceeds or (iii) net cash proceeds from any new equity or debt issuances by the Borrower or its Subsidiaries after the Closing Date (other than equity issuances resulting from the exercise of employee stock options), the Borrower shall promptly following the end of such ninety (90) day period (in the case of (i) and (ii) above) and within fifteen (15) days of receipt thereof (in the case of
(iii) above), repay the outstanding Loans in an amount equal to 100% of such net cash proceeds (other than in the case of equity issuances referred to in (iii) above, in respect of which the Borrower shall repay the outstanding Loans in an amount equal to 75% of such net cash proceeds).

         (b) All mandatory prepayments of the Loans pursuant to this Section 6.2 shall be applied first to the Term Loan until repaid in full and shall be applied on a pro rata basis to the remaining scheduled installments of principal due thereon, and second to the outstanding amount of the Revolving Credit Loans. Upon each such prepayment of the Revolving Credit Loans, the Total Commitment shall be reduced automatically by the amount of such prepayment, whereupon the respective Commitments of the Banks shall be reduced pro rata in accordance with their Commitment Percentages. Any prepayment of principal of the Loans in accordance with this Section 6.2 shall include all interest accrued to the date of prepayment. No amount repaid with respect to the Loans in accordance with this
Section 6.2 may be reborrowed.

         6.3. FUNDS FOR PAYMENTS.

                  6.3.1. PAYMENTS TO AGENT. All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent in Dollars, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds.

                  6.3.2. NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein (other than taxes based on the net income or profits of the Agent, the Issuing Bank or any Bank payable to the jurisdiction in which the Agent, Issuing Bank or such Bank (or agency or branch thereof making the Loans, as the case may be) is organized or doing business) unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks, the Issuing Bank or the Agent (as the case may be), on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks, the Issuing Bank or the Agent to receive the same net amount which the Banks, the Issuing Bank or the Agent (as the case may be) would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

                  6.3.3. CERTIFICATION BY NON-U.S. BANKS. On or before the date it becomes a party to this Credit Agreement and from time to time thereafter upon any change in status rendering any certificate or document previously delivered pursuant to this Section 6.3.3 invalid or inaccurate, each Bank that is organized under the laws of a jurisdiction outside the United States shall (but, with respect to any renewal or change in status, only if legally able to do so) deliver to the Borrower either (a) such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or subsequent version thereto, properly completed and duly executed by such Bank establishing that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with conduct by such Bank of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax, or (other than in the case of such Bank on the date such Bank became a party to this Credit Agreement), subject to a reduced rate of such tax under a provision of an applicable tax treaty or (b) in the case of such Bank that is not legally entitled to deliver either form listed in clause (a) above, (x) a certificate of a duly authorized officer of such Bank to the effect that such Bank is not (A) a "bank" within the meaning of
         Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (y) two duly completed copies of Internal Revenue Service Form W-8 or applicable successor form. The Borrower shall not be required to pay any additional amounts to any Bank pursuant to Section 6.3.2 to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with the provisions of the preceding sentence.

                           Any Bank claiming any additional amounts payable pursuant to Section 6.3.2 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or substantially reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole and absolute determination of such Bank, be otherwise disadvantageous to such Bank, which determination by such Bank shall be conclusive.

         6.4. COMPUTATIONS. All computations of interest on the Loans (other than Base Rate Loans) and of commitment fees, Letter of Credit Fees and other fees under this Credit Agreement and the other Loan Documents shall be based on a 360-day year and paid for the actual number of days elapsed. All computation of interest on Base Rate Loans shall be based on a 365-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Revolving Credit Note Records and the Term Note Records from time to time shall be considered correct and binding on the Borrower, absent manifest error, unless within five (5) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Agent or such Bank shall notify the Borrower to the contrary.

         6.5. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan unless such Loan is prepaid on such date pursuant to Section 3.3 or Section 4.4, as applicable, and (c) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent or the Majority Banks determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority Banks, shall so notify the Borrower and the Banks.

         6.6. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (a) the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (b) such Bank's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, within ten (10) Business Days following demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this Section 6.6, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

         6.7. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank, any Issuing Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject any Bank, any Issuing Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank, Issuing Bank or the Agent), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank, any Issuing Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

                  (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

                  (d) impose on any Bank, any Issuing Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitment forms a part, and the result of any of the foregoing is:

                           (i) to increase the cost to any Bank or any Issuing
                  Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment or any Letter of Credit, or

                           (ii) to reduce the amount of principal, interest,
                  Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, any Letter of Credit or any of the Loans, or

                           (iii) to require such Bank, such Issuing Bank or the
                  Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank, such Issuing Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within ten (10) Business Days following demand made by such Bank, such Issuing Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank, such Issuing Bank or the Agent such additional amounts as will be sufficient to compensate such Bank, such Issuing Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

         6.8. CAPITAL ADEQUACY. If after the date hereof any Bank, any Issuing Bank or the Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance after the date hereof by such Bank, such Issuing Bank or the Agent or any corporation controlling such Bank, such Issuing Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's commitment with respect to any Loans or the Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's, such Issuing Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank, such Issuing Bank or (as the case may be) the Agent to be material, then such Bank, such Issuing Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate or Eurodollar Rate, or in amounts paid or payable by the Borrower pursuant to
Section 6.7 or Section 6.10 hereof, the Borrower and such Bank, such Issuing Bank or (as the case may be) the Agent shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder which will adequately compensate such Bank, such Issuing Bank or the Agent in light of such circumstances. If the Borrower and such Bank, such Issuing Bank or the Agent are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the Borrower shall pay such Bank, such Issuing Bank or (as the case may be) the Agent an amount that will, in such Bank's, such Issuing Bank's or the Agent's reasonable determination, provide adequate compensation. Each Bank, Issuing Bank and the Agent shall allocate such cost increases among its customers in good faith and on an equitable basis.

         6.9. CERTIFICATE. A certificate signed by an officer of any Bank, Issuing Bank or the Agent setting forth any additional amounts required to be paid by the Borrower to such Bank under Section 6.7 or Section 6.8 and the computations made by such Bank, such Issuing Bank or the Agent to determine such additional amount, shall be submitted by such Bank, such Issuing Bank or the Agent to the Borrower in connection with each demand made at any time by such Bank, such Issuing Bank or the Agent upon the Borrower under Section 6.7 or
Section 6.8. Without limiting the negotiation requirements of Section 6.8 (with respect to the certificates issued on account of additional amounts required to be paid pursuant to Section 6.8), such certificate shall constitute prima facie evidence as to the additional amount owed.

         6.10. INDEMNITY. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request in accordance with Section 2.6, notice (in the case of all or any portion of the Term Loan) pursuant to Section
4.5.2 or a Conversion Request relating thereto in accordance with Section 2.7 or
Section 4.5.2 or (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

         6.11. INTEREST AFTER DEFAULT. During the continuance of an Event of Default (i) all Loans and other amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the rate of interest otherwise applicable thereto (or, if no such rate is specified, two percent (2%) above the highest rate of interest applicable to Base Rate Loans) and (ii) the rate by which the Letter of Credit Fees hereunder are calculated shall be increased by two percent (2%) per annum, in each case until such amount shall be paid in full (after as well as before judgment) or all Events of Default are cured or waived

         6.12. BANK'S OBLIGATION TO MITIGATE. Any Bank that makes demand for payment of additional amounts under Section 6.7 or Section 6.8 or notifies the Agent of any circumstances pursuant to Section 6.6, shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to change the jurisdiction of its applicable lending office so as to avoid thereafter the circumstances that give rise to such demand or notification.

         6.13. REPLACEMENT OF BANKS. (a) In the event that any Bank makes a demand for payment under Section 6.7 or Section 6.8 or notifies the Agent of any circumstances requiring payment pursuant to Section 6.6, the Borrower may within one hundred twenty (120) days of such demand, if no Event of Default or Default is then continuing, replace such Bank in whole with an Eligible Assignee in accordance with Section 20 (including execution of an appropriate Assignment and Acceptance). If the Borrower accomplishes the replacement of such Bank within 120 days following the demand, the Borrower shall only owe any such Bank amounts under Section 6.6, Section 6.7 or Section 6.8, as applicable, through the date of replacement and any amounts required to be paid by it pursuant to Section
6.10 in the event such replacement occurs on any day other than the last day of the applicable Interest Period. If the Borrower does not accomplish either replacement or repayment of such Bank within such one hundred twenty (120) days, the Borrower shall owe such Bank in accordance with the terms and provisions of
Section 6.6, Section 6.7 or Section 6.8, as applicable (or any separate written agreement between the Borrower or the Bank in respect thereof).

         (b) In the event that any Bank refuses to consent to any amendment, waiver or consent to any provision hereof or in the other Loan Documents in accordance with the terms of Section 28 (other than an amendment to increase the Commitment of such Bank) but to which each other Bank constituting the Majority Banks has previously consented, the Borrower may, with the prior consent of the Agent, within ninety (90) days of such amendment, waiver or consent, if no Event of Default or Default is then continuing, replace such Bank in whole with an Eligible Assignee in accordance with Section 20 (including execution of an appropriate Assignment and Acceptance).

         6.14. INTEREST LIMITATION. It is the intention of the parties hereto that each Bank shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Bank under laws applicable to it (including the laws of the United States of America or any other jurisdictions whose laws may be mandatorily applicable to such Bank), then, in that event, notwithstanding anything to the contrary in the Loan Documents, the Credit Agreement or any other agreements entered into in connection with or as security for the Obligations, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under laws applicable to any Bank that is contracted for, taken, reserved, charged or received by such Bank under the Loan Documents, the Credit Agreement or any other agreements entered into in connection with or as security for the Obligations or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be cancelled automatically and if theretofore paid shall be credited by such Bank on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Bank to the Borrower); and (b) in the event that the maturity of the Loans is accelerated, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Bank may not include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Credit Agreement or otherwise shall be cancelled automatically by such Bank as of the date of such acceleration or prepayment and, if therefore paid, shall be credited by such Bank on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Bank to the Borrower). All sums paid or agreed to be paid to any Bank for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by laws applicable to such Bank, be amortized, prorated, allocated and spread through the term of the Loans until payment in full so that the rate or amount of interest on account of any Loans does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (a) the amount of interest payable to any Bank on any date shall be computed at the highest lawful rate applicable to such Bank pursuant to this paragraph and (b) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Bank would be less than the amount of interest payable to such Bank computed at the highest lawful rate applicable to such Bank, then the amount of interest payable to such Bank in respect of such subsequent interest computation period shall continue to be computed at the highest lawful rate applicable to such Bank until the total amount of interest payable to such Bank shall equal the total amount of interest which would have been payable to such Bank if the total amount of interest had been computed without giving effect to this paragraph.

         To the extent that the Texas Finance Code is relevant to any Bank for the purpose of determining the highest lawful rate, each such Bank hereby elects to determine the applicable rate ceiling under such Finance Code by the weekly rate ceiling described in and computed in accordance with Section 303.003 of the Texas Finance Code.

                     7. COLLATERAL SECURITY AND GUARANTIES.

         7.1. SECURITY OF BORROWER. The Obligations shall be secured by (i) a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in substantially all of the assets of the Borrower, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party and (ii) a pledge by the Borrower of (A) one hundred percent (100%) of the capital stock of each of its Domestic Subsidiaries and (B) all of the capital stock of each of its Foreign Subsidiaries (other than the Designated Subsidiaries) up to a maximum of sixty-five percent (65%) of such Foreign Subsidiary's capital stock, pursuant to the terms of its Stock Pledge Agreement; provided that with respect to leases of Real Estate to which the Borrower is a party on the Closing Date, the Borrower shall be obligated to provide Mortgages with respect thereto only to the extent provided in clause (a) of the definition of Mortgages and in any event subject to Section 9.16.

         7.2. GUARANTIES AND SECURITY OF DOMESTIC SUBSIDIARIES. The Obligations shall also be guaranteed pursuant to the terms of the Guaranty. The obligations of the Borrower's Domestic Subsidiaries under the Guaranty shall be secured by
(i) a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in substantially all of the assets of each such Domestic Subsidiary, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Domestic Subsidiary is a party, and (ii) a pledge by each such Domestic Subsidiary of (A) one hundred percent (100%) of the capital stock of each of its Domestic Subsidiaries and (B) all of the capital stock of each of such Domestic Subsidiary's Foreign Subsidiaries (other than the Designated Subsidiaries) up to a maximum of sixty-five percent (65%) of such Foreign Subsidiary's capital stock, pursuant to the terms of such Subsidiary's Stock Pledge Agreement; provided that with respect to leases of Real Estate to which the Borrower's Domestic Subsidiaries are a party on the Closing Date, such Domestic Subsidiaries shall be obligated to provide Mortgages with respect thereto only to the extent provided in clause (a) of the definition of Mortgages and in any event subject to Section 9.16.

                       8. REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Banks and the Agent as follows:

         8.1. CORPORATE AUTHORITY.

                  8.1.1. INCORPORATION; GOOD STANDING. The Borrower and each of its Subsidiaries other than the Designated Subsidiaries (a) is a corporation or other limited liability entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (c) except in the jurisdictions set forth on Schedule 8.1, is in good standing and is duly authorized to do business in each jurisdiction where such qualification is necessary, except (i) where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole or (ii) where such failure (A) involves a Subsidiary of the Borrower that was acquired pursuant to Section
         10.5.1 within thirty (30) days prior to the date on and as of which this representation and warranty is being made or repeated and (B) the Borrower and such Subsidiary are using reasonable best efforts to qualify such subsidiary to do business in such jurisdiction.

                  8.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement, the other Loan Documents and the Acquisition Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the authority (corporate or otherwise) of each such Person,
         (b)
         have been duly authorized by all necessary proceedings (except that in the case of a Subsidiary of the Borrower acquired pursuant to Section 10.5.1, such authorization shall have been completed no later than the later to occur of (i) the date of such acquisition or (ii) promptly following receipt by the Borrower or such Subsidiary of Loan Documents or amendments thereto, as appropriate, to which such Subsidiary is to become a party), (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries, except where such conflict, breach or contravention would not have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole and would not limit the enforceability of the Loan Documents or the ability of the Borrower and its Subsidiaries to perform their obligations under the Loan Documents, and (d) do not conflict with any provision of the charter or bylaws of the Borrower or any of its Subsidiaries and (e) do not conflict with any provision of any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries, except where such conflict would not have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole.

                  8.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement, the other Loan Documents and the Acquisition Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         8.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by each of the Borrower and its Subsidiaries of this Credit Agreement, the other Loan Documents and the Acquisition Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

         8.3. TITLE TO PROPERTIES; LEASES. Except as indicated on Schedule 8.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business or other dispositions permitted hereunder since that date), subject to no rights of others, including any mortgages, liens or other encumbrances, except Permitted Liens.

         8.4. FINANCIAL STATEMENTS AND PROJECTIONS.

                  8.4.1. FISCAL YEAR. The Borrower and each of its Subsidiaries (other than Aviall Australia Pty Ltd.) has a fiscal year which is the period of twelve months ending on December 31 of each calendar year. Aviall Australia Pty Ltd. has a fiscal year which is the period of twelve months ending on November 30 of each calendar year.

                  8.4.2. PRO FORMA FINANCIAL STATEMENTS. There has been furnished to the Agent a pro forma consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the Closing Date, which properly gives effect to the Loans to be made on such date and the Acquisition. Such balance sheet fairly presents the financial condition of the Borrower and its Subsidiaries on a pro forma basis as at the close of business on the date thereof, but does not include footnotes or year-end adjustments.

                  8.4.3. AUDITED FINANCIAL STATEMENTS. There has been furnished to the Agent a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Borrower and its Subsidiaries for the fiscal year then ended, certified by PricewaterhouseCoopers LLP. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower and its Subsidiaries as of the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts which were not disclosed in such balance sheet and the notes related thereto.

                  8.4.4. INTERIM FINANCIAL STATEMENTS. There has been furnished to the Agent an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at each of March 31, 1999, June 30, 1999 and September 30, 1999, and an unaudited consolidated statement of income of the Borrower and its Subsidiaries for the portion of the Borrower's fiscal year then ended. Such balance sheets and statements of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower and its Subsidiaries as at the close of business on the date thereof and the results of operations for the portion of the Borrower's fiscal year then ended, but does not include footnotes or year-end adjustments.

                  8.4.5. PROJECTIONS. The projections of the annual operating budgets of the Borrower and its Subsidiaries and their balance sheets and cash flow statements for the Borrower's 2000 to 2004 fiscal years, copies of which have been delivered to the Agent, disclose all material assumptions made with respect to general economic, financial and market conditions used in formulating such projections. The projections are based upon estimates and assumptions which the Borrower considers reasonable and reflect the good faith estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein. To the knowledge of the Borrower and its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material adverse change in any of such projections, as the same may be updated from time to time pursuant to Section 9.4(h).

         8.5. NO MATERIAL CHANGES, SOLVENCY, ETC. (a) Since the Balance Sheet Date there has occurred no materially adverse change in the assets, financial condition or business of the Borrower and its Subsidiaries, taken as a whole, as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect in the aggregate on the assets, business or financial condition of the Borrower and its Subsidiaries, taken as a whole. Since the Balance Sheet Date, the Borrower has not made any Distribution, other than as permitted by Section 10.4.

         (b) The Borrower and each of its Domestic Subsidiaries (both before and after giving effect to the transactions contemplated by this Credit Agreement, the other Loan Documents and the Acquisition Documents) (i) is solvent (after giving effect to rights of contribution from the Borrower and the Domestic Subsidiaries with respect to the Guaranty), (ii) has assets having a fair value in excess of its liabilities, (iii) has assets having a fair value in excess of the amount required to pay its liabilities on existing debts as such debts become absolute and matured, and (iv) has, and expects to continue to have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

         8.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted by it, except to the extent the absence of any of the foregoing would not have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole. None of the Borrower or its Subsidiaries has received notice that any of the foregoing conflict with any rights of others.

         8.7. LITIGATION. Except as set forth in Schedule 8.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Borrower or its Subsidiaries, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries, taken as a whole, or materially impair the right of the Borrower and its Subsidiaries, taken as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or which question the validity of this Credit Agreement, any of the other Loan Documents or the Acquisition Documents, or any action taken or to be taken pursuant hereto or thereto.

         8.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole.

         8.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries taken as whole.

         8.10. TAX STATUS. The Borrower and its Subsidiaries (a) have made or filed all United States federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which any of them is subject other than those nonfederal returns, reports and declarations as to which the failure to so file would not create an outstanding liability for taxes due or interest and penalties thereon which would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole or result in any material liability for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, (b) have paid all United States federal, state and all other taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and other than those nonfederal taxes, assessments and charges as to which the failure to so pay and any interest and penalties thereon would not have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole, and (c) have made reasonable provisions for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

         8.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

         8.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Domestic Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or a company "controlled by" an "investment company", as such terms are defined in the Investment Company Act of 1940.

         8.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens and notice filings by lessors of equipment leased under operating leases, and after giving effect to the transactions contemplated hereby there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that names the Borrower or a Subsidiary as debtor and that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

         8.14. PERFECTION OF SECURITY INTERESTS. Subject to the filing in applicable jurisdictions of all UCC financing statements which have been executed and delivered to the Agent, all filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable federal and state law, to establish and perfect the Agent's security interest in the Collateral; provided that the only fixture filings that have been made are in respect of certain premises in Carlstadt, New Jersey and on Willowbrook Road and 2055 Diplomat Drive in Dallas, Texas. To the knowledge of the Borrower and its Subsidiaries, the Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower, or a Guarantor party to the applicable Security Documents, is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

         8.15. CERTAIN TRANSACTIONS. Except as set forth on Schedule 8.15, except for arm's length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, and except for transactions between the Borrower and its Subsidiaries and the Guarantors, no Affiliate of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any corporation, limited liability company, partnership, limited partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, member, trustee or partner.

         8.16. EMPLOYEE BENEFIT PLANS. Except as set forth on Schedule 8.16:

                  8.16.1. IN GENERAL. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by Section 412 of ERISA, except where such noncompliance would not have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries taken as whole.

                  8.16.2. TERMINABILITY OF WELFARE PLANS. No Employee Benefit Plan which is an employee welfare benefit plan within the meaning of
         Section 3(1) or Section 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment (except as required by Title I, Part 6 of ERISA or applicable state insurance laws and except individual employment, severance or termination agreements with employees, directors, officers or independent contractors of the Borrower of any ERISA Affiliate). The Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or such ERISA Affiliate without liability to any Person other than for claims arising prior to termination.

                  8.16.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan to avoid the incurrence of an accumulated funding deficiency or the notice or lien provisions of
         Section 302(f) of ERISA has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate has been required to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of thirty (30) days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate accrued benefit obligation (the "ABO") of all such Guaranteed Pension Plans as determined for purposes of the Borrower's audited financial statements did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the ABO and assets of any Guaranteed Pension Plan with assets in excess of ABO, by an amount in excess of $5,000,000.

                  8.16.4. MULTIEMPLOYER PLANS. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under
         Section 4201 of ERISA or as a result of a sale of assets described in
         Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

         8.17. USE OF PROCEEDS; REGULATIONS U AND X, ETC. The proceeds of the Loans shall be used for financing the Acquisition, for refinancing certain existing Indebtedness, for payment of transaction fees and expenses in connection with the Acquisition and the transactions contemplated by this Credit Agreement, for Capital Expenditures and for working capital and general corporate purposes. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224. No portion of the proceeds of any Loans is to be used, and no portion of any Letter of Credit is to be maintained, for the purpose of knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period or within 30 days thereafter, any Ineligible Securities underwritten or privately placed by a Section 20 Subsidiary.

         8.18. ENVIRONMENTAL COMPLIANCE. The Borrower has taken all reasonably necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and has determined that, except as disclosed on Schedule 8.18 hereto:

                  (a) none of the Borrower, its Subsidiaries or any of their operations on the Real Estate is in violation, nor has the Borrower or any of its Subsidiaries received written notice that it is in alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole;

                  (b) neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
         Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                  (c) (i) to the best of the knowledge of the Borrower and its Subsidiaries no portion of the Real Estate has been used by the Borrower or its Subsidiaries for the handling, processing, storage or disposal of Hazardous Substances other than in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or, to the best of the knowledge of the Borrower, operators of such Person's properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) to the best of the knowledge of the Borrower and its Subsidiaries, there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, (A) in a quantity that requires any report or other notice to any governmental authority pursuant to any Environmental Law that has not been submitted to the appropriate governmental authority, or (B) that has resulted or that threatens to result in the presence of any Hazardous Substance in the environment in a quantity, concentration, state, or other condition that exceeds any applicable standard for the protection of human health or the environment under any Environmental Law, and
         (iv) to the best of the knowledge of the Borrower and its Subsidiaries, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite, treated and disposed of as required under applicable Environmental Laws; and

                  (d) none of the Borrower and its Subsidiaries, or any of the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any Mortgage or to the effectiveness of any other transactions contemplated hereby.

         8.19. SUBSIDIARIES, ETC. The only direct or indirect Subsidiaries of the Borrower are as set forth on Schedule 8.19. Except as set forth on Schedule
8.19 or, with respect to transactions occurring after the Closing Date, as otherwise permitted by this Credit Agreement, neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person.

         8.20. CHIEF EXECUTIVE OFFICES. The Borrower's chief executive office is located at 2075 Diplomat Drive, Dallas, Texas, 75234, at which location its books and records are kept. The chief executive office of each of the Subsidiaries of the Borrower party to any of the Security Documents is located at the address set forth opposite its name on Schedule 8.20, at which location each of its books and records are kept.

         8.21. NO AMENDMENTS TO CERTAIN DOCUMENTS. Neither Borrower nor any of its Subsidiaries has amended any of the Acquisition Documents in any material respect. Each of the representations and warranties made by the Borrower or any of its Subsidiaries in any of the Acquisition Documents was true and correct in all material respects when made and continues to be true and correct in all material respects on the Closing Date, except to the extent that any of such representations and warranties relate, by the express terms thereof, solely to a date falling prior to the Closing Date, and except to the extent that any of such representations and warranties may have been affected by the consummation of the transactions contemplated and permitted or required by the Loan Documents or the Acquisition.

         8.22. DISCLOSURE No representation or warranty made by the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan

Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they are made. There is no fact known to any of the Borrower or its Subsidiaries, which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

         8.23. REPRESENTATIONS UNDER THE DISTRIBUTION AGREEMENT. To the best of the Borrower's knowledge, each of the representations and warranties of Rolls-Royce contained in the Distribution Agreement was true and correct when made and continues to be true and correct in all material respects on and as of the Closing Date.

         8.24. INSURANCE. The Borrower and each of its Subsidiaries maintains with financially sound and reputable insurers insurance (or, as to workers compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdiction in which it operates) with respect to its properties and businesses against such casualties and contingencies as are ordinary and customary for similar business engaged in the jurisdiction in which the Borrower and its Subsidiaries operate. Each such insurance policy maintained by the Borrower and its Subsidiaries is set forth on Schedule 8.24 hereto.

         8.25. YEAR 2000 PROBLEM. The Borrower and its Subsidiaries have reviewed the areas within their businesses and operations which could be materially and adversely affected by failure to become "Year 2000 Compliant" (i.e. that computer applications, imbedded microchips and other systems used by the Borrower or any of its Subsidiaries, will be able properly to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based upon such review, the Borrower reasonably believes that the Borrower and its Subsidiaries will become "Year 2000 Compliant" in a timely manner except to the extent that failure to do so will not have any materially adverse effect on the business or financial condition of the Borrower and its Subsidiaries, taken as a whole.

                            9. AFFIRMATIVE COVENANTS.

         The Borrower hereby covenants and agrees that, so long as any Obligations are outstanding or any Bank has any obligation to make any Loans or any Issuing Bank has any obligation to issue, extend or renew any Letters of
Credit:

         9.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan

Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

         9.2. MAINTENANCE OF OFFICE. The Borrower will, and will cause each of its Subsidiaries that is a party to any of the Security Documents to, maintain its chief executive office at the address set forth in Section 8.20, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower or such Subsidiary in respect of the Loan Documents to which the Borrower or such Subsidiary is a party may be given or made.

         9.3. RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (c) at all times engage PricewaterhouseCoopers LLP or other independent certified public accountants reasonably satisfactory to the Agent as the independent certified public accountants of the Borrower and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Borrower and its Subsidiaries and the appointment in such capacity of a successor firm as shall be satisfactory to the Agent. The Borrower and its Subsidiaries will maintain their respective inventory accounting practices in a manner consistent with their existing practices.

         9.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to the Agent (and the Agent will in turn deliver to each of the Banks):

                  (a) as soon as practicable, but in any event not later than one hundred twenty (120) days after the end of each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by PricewaterhouseCoopers LLP or by other independent certified public accountants reasonably satisfactory to the Agent, together with a written certification from such accountants to the effect that they have read a copy of this Credit Agreement and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or if such accountants have obtained such knowledge they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Banks for failure to obtain knowledge of any Default or Event of Default; and (ii) the unaudited consolidating balance sheets of the Borrower and its Subsidiaries prepared along management reporting lines as at the end of such year, and the related unaudited consolidating (except with respect to cash flow) statements of income for such Persons, each setting forth in comparative form the figures for the previous fiscal year and all such consolidating statements to be in reasonable detail, prepared by management in accordance with the past financial practice of the Borrower and its Subsidiaries and with a certification by the chief financial officer, treasurer or controller of the Borrower that such financial statements fairly present the financial condition of the Borrower and its Subsidiaries on the date thereof and the results of operations of the Borrower and its Subsidiaries for the period covered thereby;

                  (b) as soon as practicable, but in any event not later than sixty (60) days after the end of each of the first three fiscal quarters in each fiscal year of the Borrower, and not later than ninety
         (90) days after the end of the fourth fiscal quarter in each fiscal year of the Borrower, copies of the unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated and consolidating statements of income and consolidated statements of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles (except for provisions for footnotes and year-end adjustments), and in each case together with a certification by the chief financial officer, treasurer or controller of the Borrower that such financial statements fairly present the financial condition of the Borrower and its Subsidiaries on the date thereof (subject to the foregoing) and the results of operations of the Borrower and its Subsidiaries for the period covered thereby;

                  (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the chief financial officer, treasurer or controller of the Borrower in substantially the form of Exhibit I (the "Compliance Certificate") hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in
         Section 11 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

                  (d) as soon as practicable, but in any event within fifteen
         (15) Business Days after the end of each calendar month, a Borrowing Base Report setting forth the Borrowing Base calculated as at the end of such calendar month;

                  (e) promptly and in any event within twenty (20) days of the filing or mailing thereof, copies of all material reports or filings of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower;

                  (f) not later than thirty (30) days after the beginning of each fiscal year of the Borrower, the annual budget of the Borrower and its Subsidiaries;

                  (g) promptly upon receipt thereof, copies of all accountants' management letters received by the Borrower or any of its Subsidiaries;

                  (h) from time to time upon reasonable request by the Agent, but no more frequently than annually, projections of the Borrower and its Subsidiaries updating those projections referred to in Section
         8.4.5 or any other projections delivered pursuant to this Section
         9.4(h);

                  (i) not later than thirty (30) days prior to the beginning of each fiscal year of the Borrower, a proposed Environmental Budget for the forthcoming fiscal year, which shall be a forecast of (but not a restriction on) expenditures of the Borrower and its Subsidiaries in respect of environmental matters for such forthcoming fiscal year; provided that if any material expenditures occur (or are reasonably expected by the Borrower or its Subsidiaries to occur) during such forthcoming fiscal year that are not reflected in the Environmental Budget for such fiscal year, the Borrower shall notify the Agent and the Banks of the relevant facts and circumstances within thirty (30) days of obtaining knowledge thereof, and if requested in writing by the Majority Banks shall prepare and deliver to the Agent and each of the Banks an appropriately revised Environmental Budget; and

                  (j) from time to time, such other financial data and information as the Agent or any Bank may reasonably request.

         9.5. NOTICES.

                  9.5.1. DEFAULTS. The Borrower will promptly notify in writing the Agent and each of the Banks of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

                  9.5.2. ENVIRONMENTAL EVENTS. The Borrower will promptly give notice to the Agent and each of the Banks (a) of any violation of any

         Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, as to matters that could reasonably be expected to have a material adverse effect on the assets, liabilities, financial conditions or operations of the Borrower and its Subsidiaries taken as a whole, or the Mortgages or security interests of the Agent pursuant to the Security Documents.

                  9.5.3. NOTIFICATION OF CLAIM AGAINST COLLATERAL. The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

                  9.5.4. NOTICE OF LITIGATION AND JUDGMENTS. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent in writing promptly and in any event within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries, that could reasonably be expected to have a material adverse effect on the assets, financial condition or business of the Borrower and its Subsidiaries, taken as a whole, stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent, in writing, in form and detail reasonably satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $1,000,000.

                  9.5.5. NEW LEASES. No later than fifteen (15) days prior to the commencement date of any new Specified Lease (or on the renewal or extension of any existing Specified Lease) to which the Borrower or a Domestic Subsidiary is a party as lessee or sublessee, the Borrower will provide the Agent with notice thereof setting forth the principal terms thereof (including a description of the premises covered thereby, the term thereof and the periodic rent payable thereunder) sufficient for the Agent to determine the appropriate Landlord Lien Reserve with respect thereto.

         9.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries (other than the Designated Subsidiaries) except as permitted under

Section 10.5 hereof. Except as permitted by Section 10.5, Borrower (a) will cause all of its material properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, except where the failure to do so would not have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries (other than the Designated Subsidiaries) to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this
Section 9.6 shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries taken as a whole. The Borrower will take all steps reasonably necessary to cause the Subsidiaries listed on Schedule 8.1 to be duly authorized to do business and in good standing in each jurisdiction where such qualification is necessary no later than sixty (60) days after the Closing Date. The Borrower will take all steps reasonably necessary to (i) cause the Designated Subsidiaries organized in France and Germany to dissolve or otherwise terminate their existence in accordance with the laws of their respective jurisdictions of organization through liquidation or merger with a Subsidiary that is not a Designated Subsidiary and (ii) cause all other Designated Subsidiaries to conduct no material business activities at any time after the Closing Date.

         9.7. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers (or pursuant to a plan of self-insurance established in accordance with applicable law) insurance with respect to its properties and business against such casualties and contingencies as shall be ordinary and customary for businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreements, the Mortgages and the coverages described on Schedule 8.24.

         9.8. TAXES. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if (a) the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such

Subsidiary shall have set aside on its books adequate reserves with respect thereto or (b) adequate surety or similar bonds have been obtained with respect thereto; provided further that with respect to liens or charges securing an amount of less than $100,000, the Borrower or such Subsidiary shall have a period of thirty (30) days to accomplish such discharge; and provided still further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         9.9. INSPECTION OF PROPERTIES AND BOOKS, ETC.

                  9.9.1. GENERAL. The Borrower shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to (a) visit and inspect any of the properties of the Borrower or any of its Subsidiaries, (b) to examine the books of account of the Borrower or any of its Subsidiaries (and to make copies thereof and extracts therefrom), (c) to discuss the affairs, finances and accounts of the Borrower or any of its Subsidiaries with, and to be advised as to the same by, its and their officers and independent public accountants, all during ordinary business hours and upon reasonable notice from the Agent or any Bank; provided that, notwithstanding the foregoing, prior to the occurrence of a Default or an Event of Default, the Agent (or its representatives) or any such Bank will obtain the prior approval of an officer of the Borrower (such approval not to be unreasonably withheld) prior to any such discussions with officers, directors, or public accountants of the Borrower or any of its Subsidiaries, and (d) conduct commercial finance examinations and appraisals of assets, all at the reasonable expense of the Borrower and at such reasonable times and at such reasonable intervals as the Agent or any Bank may reasonably request; provided that the Borrower shall be required to pay for such examinations and appraisals no more than once in any calendar year unless an Event of Default shall be continuing. At the request of the Agent, the Borrower shall deliver a letter addressed to the Borrower's independent public accountants in respect of any discussions with them permitted under this Section 9.9.1 instructing them to comply with the provisions of this Section 9.9.1.

                  9.9.2. ENVIRONMENTAL ASSESSMENTS. The Agent may, from time to time, when required by governmental regulations or its internal policies and procedures, obtain one or more environmental assessments or audits of any Mortgaged Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Agent to evaluate or confirm (a) whether any Hazardous Materials are present in the soil or water at such Mortgaged Property and (b) whether the use and operation of such Mortgaged Property complies with all Environmental Laws. Environmental assessments may include, without limitation, detailed visual inspections of such Mortgaged Property including any and all storage areas, storage tanks, drains, dry wells, and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analysis as the Agent deems appropriate. All such environmental assessments shall be conducted and made at the expense of the Borrower.

         9.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations to which it is subject, including all Environmental Laws the noncompliance with which would have a material adverse affect on the business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole or the ability of any of the Borrower or its Subsidiaries to fulfill its obligations under this Credit Agreement or the other Loan Documents to which it is a party, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound the noncompliance with which would have a material adverse affect on the business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole or the ability of any of the Borrower or its Subsidiaries to fulfill its obligations under this Credit Agreement or the other Loan Documents to which it is a party, and (d) all applicable decrees, orders, and judgments the noncompliance with which would have a material adverse affect on the business, assets or financial condition of the Borrower and its Subsidiaries taken as a whole or the ability of any of the Borrower or its Subsidiaries to fulfill its obligations under this Credit Agreement or the other Loan Documents to which it is a party. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any of the Borrower or its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which it is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within its power to obtain such authorization, consent, approval, permit or license and furnish the Agent with evidence thereof.

         9.11. EMPLOYEE BENEFIT PLANS. The Borrower will (a) upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in
respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

         9.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans for the Acquisition, to refinance existing Indebtedness, for payment of transaction fees and expenses, for Capital Expenditures and for working capital and general corporate purposes. The Borrower will obtain Letters of Credit solely for general corporate and working capital purposes.

         9.13. FAIR LABOR STANDARDS ACT. The Borrower will, and will cause each of its Subsidiaries to, at all times operate its business in compliance with all material applicable provisions of the Fair Labor Standards Act of 1938, as amended. To the best of the knowledge of the Borrower, none of the inventory of any of the Borrower or its Subsidiaries is or will be produced by employees of suppliers who are employed in violation of the minimum wage or maximum hour provisions of the Fair Labor Standards Act (29 U.S.C. Sections 206 and 207) or any regulations promulgated thereunder, as in effect from time to time.

         9.14. ADDITIONAL MORTGAGED PROPERTY. If, after the Closing Date, the Borrower or any Subsidiary acquires any Real Estate with either a fair market value or acquisition price of more than $500,000, or leases any Real Estate where the present value (at a discount rate of eight percent (8%)) of the remaining required Lease payments exceeds $500,000, the Borrower or such Subsidiary shall, within thirty (30) days after such acquisition, deliver to the Agent a fully executed Mortgage over such Real Estate together with title insurance policies, appraisals, surveys, evidences of insurance with the Agent named as loss payee, legal opinions and other documents and certificates with respect to such real estate consistent with the existing Mortgages and related documents delivered hereunder. The Borrower further agrees that, following the taking of any such actions with respect to such real estate, the Agent shall have for the benefit of the Banks and the Agent a valid and enforceable first priority Mortgage over such real estate, free and clear of all defects and encumbrances except for Permitted Liens.

         9.15. INTEREST RATE PROTECTION. The Borrower will, not later than ninety (90) days after the Closing Date, purchase an interest rate cap or swap or effect other interest rate protection arrangements with the Agent or any Bank in a notional amount equal to the amount of the Term Loan outstanding from time to time, including without limitation as to the rate and tenor thereof, reasonably satisfactory to the Agent in all respects.

         9.16. MORTGAGES. No later then ninety (90) days following the Closing Date, the Borrower shall use reasonable best efforts to, or shall cause the applicable Subsidiary to use reasonable best efforts to, execute and deliver to the Agent Mortgages with respect to each leasehold described in clause (a) of the definition of the term Mortgage in form and substance satisfactory to the Agent. In addition, the Borrower shall, or shall cause such Subsidiary to, use its reasonable best efforts to deliver to the Agent such consents as may be required for the Agent to receive such Mortgages and such estoppel certificates with respect to such leasehold as the Agent may reasonably request. If any landlord of such a leasehold or any mortgagee thereof refuses, after request made by the Borrower or the applicable Subsidiary in writing, to permit a Mortgage with respect to such leasehold, the Borrower will be deemed to have satisfied this Section 9.16 with respect to such Mortgaged Property.

         9.17. TITLE INSURANCE. No later then ninety (90) days following the Closing Date, the Borrower shall, or shall cause the applicable Subsidiary to, deliver a Title Policy covering each Mortgaged Property as to which a Mortgage has been executed and delivered pursuant to Section 9.16 (or commitments to issue such policies, with all conditions to issuance of the Title Policy deleted by an authorized agent of the Title Insurance Company) together with proof of payment of all fees and premiums for such policies, from the Title Insurance Company and in amounts reasonably satisfactory to the Agent, insuring the interest of the Agent and each of the Banks as mortgagee under the Mortgage with respect to such real property.

         9.18. LANDLORD WAIVERS. No later than ninety (90) days following the Closing Date, the Borrower shall use reasonable best efforts to, or shall cause the applicable Subsidiary to use reasonable best efforts to, deliver to the Agent Landlord Waivers in respect of each Specified Lease. If any landlord in respect of a Specified Lease refuses, after request made by the Borrower or the applicable Subsidiary in writing, to execute a Landlord Waiver with respect to such Specified Lease, the Borrower will be deemed to have satisfied the requirements of this Section 9.18 with respect to such Specified Lease; provided that notwithstanding such satisfaction such Specified Lease shall remain a Specified Lease for all purposes of this Credit Agreement (including the determination of the Landlord Lien Reserves hereunder).

         9.19. OPINIONS REGARDING FOREIGN STOCK PLEDGES. No later than sixty
(60) days following the Closing Date, the Borrower shall provide to the Banks and the Agent favorable legal opinions of counsel in the applicable jurisdictions addressed to the Banks and the Agent as to the pledges of 65% of the stock of the Foreign Subsidiaries (other than the Designated Subsidiaries), in each case in form and substance reasonably satisfactory to the Agent.

         9.20. FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to execute such further instruments and documents and take such other steps as the Banks or the Agent shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

                 10. CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as any Obligations are outstanding or any Bank has any obligation to make any Loans or any Issuing Bank has any obligation to issue, extend or renew any Letters of Credit:

         10.1. INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

                  (b) current liabilities and accrued expenses of the Borrower or such Subsidiary incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services, and documentary letters of credit issued for the account of the Borrower or such Subsidiary to support the same;

                  (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, worker's compensation, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 9.8;

                  (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (f) Indebtedness of the Borrower and its Subsidiaries consisting of (i) obligations under Capitalized Leases and (ii) purchase money Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower or such Subsidiary; provided that the aggregate principal amount of all such Indebtedness permitted under this clause (f) shall not exceed $5,000,000 outstanding at any one time;

                  (g) Indebtedness of the Borrower and its Subsidiaries existing on the date hereof and listed and described on Schedule 10.1 hereto;

                  (h) Indebtedness of the Foreign Subsidiaries (other than as provided in (g) above) in an aggregate amount not to exceed $5,000,000 at any time outstanding;

                  (i) Indebtedness in respect of performance, surety, statutory, insurance, appeal or similar bonds obtained in the ordinary course of business;

                  (j) unsecured Indebtedness of the Borrower to any Domestic Subsidiary or any Domestic Subsidiary to the Borrower or any other Domestic Subsidiary; provided that (x) if such Indebtedness is evidenced by promissory notes of the applicable obligor thereunder, such promissory notes shall have been pledged by the holder thereof to the Agent as security for the Obligations on terms and conditions reasonably satisfactory to the Agent and the Banks and (y) any such Subsidiary has executed and delivered to the Agent, for the benefit of the Banks and the

         Agent, a guaranty in substantially the form of Exhibit C attached hereto, a security agreement in substantially the form of Exhibit D attached hereto, and any other agreements, documents or instruments necessary to grant to the Agent a first priority perfected security interest in such Subsidiary's assets as contemplated by Section 7.2;

                  (k) Indebtedness consisting of borrowings against the cash surrender value of life insurance polices owned by the Borrower or its Subsidiaries and of which the Borrower or such Subsidiary is the beneficiary, such Indebtedness not to exceed an aggregate amount of $3,000,000 at any time outstanding;

                  (l) unsecured Indebtedness of the Borrower and its Subsidiaries which is subordinated to the Obligations on terms and conditions reasonably satisfactory to the Banks and the Agent; provided that the net cash proceeds thereof are applied as a mandatory prepayment of the Obligations pursuant to Section 6.2;

                  (m) Indebtedness incurred by the Borrower to the Agent or any Bank under the interest rate protection arrangements described in
         Section 9.15;

                  (n) Indemnities by the Borrower or any of its Subsidiaries of liabilities of directors and officers pursuant to provisions contained in such Person's charter documents or bylaws, and otherwise permitted by applicable laws;

                  (o) Indebtedness of Foreign Subsidiaries (other than the Designated Subsidiaries) to the Borrower and other Subsidiaries of the Borrower so long as the Investment in such Foreign Subsidiaries in respect of such Indebtedness is permitted by Section 10.3(h);

                  (p) Indebtedness of the Borrower and any Subsidiary in the form of guaranties by the Borrower or any Subsidiary of the Borrower of
         (i) Indebtedness of any Subsidiary which such Subsidiary is permitted to incur pursuant to this Section 10.1, subject to any limitations set forth in this Section 10.1, and (ii) Indebtedness of the Borrower or any Subsidiary with respect to operating lease obligations;

                  (q) Indebtedness of the Borrower and its Subsidiaries assumed with respect to acquisitions permitted by Section 10.5.1 or consisting of guaranties of such Indebtedness, so long as such Indebtedness was not created, increased or guaranteed in anticipation of such acquisition;

                  (r) Indebtedness of the Borrower and its Subsidiaries under deferred compensation plans, employees separation agreements, and employee stock purchase plans of the Borrower and/or its Subsidiaries;

                  (s) Indebtedness of the Borrower and its Subsidiaries with respect to currency swap arrangements in an aggregate amount (determined as provided in clause (y) of the definition of Indebtedness) not to exceed $5,000,000 at any time outstanding; provided that such arrangements are solely for hedging purposes and not for purposes of speculation;

                  (t) unsecured Indebtedness of the Borrower and its Subsidiaries consisting of commercial or stand-by letters of credit issued by financial institutions that are not Banks for the benefit of third parties organized and located outside of the United States of America in an aggregate amount outstanding at any one time not to exceed $5,000,000;

                  (u) other unsecured Indebtedness not otherwise permitted by clauses (a) through (t) above not to exceed $3,000,000 in the aggregate at any one time outstanding; and

                  (v) extensions, renewals and refinancings of the Indebtedness described in (g), (k), (l) and (q) above; provided that (i) the terms thereof are no less favorable to the Borrower or the applicable Subsidiary (as the case may be) than the Indebtedness to be so refinanced, (ii) there are no increases in the principal amount thereof, (iii) no additional security for such Indebtedness is provided, (iv) the ranking of such Indebtedness is not favorably modified in any material respect and (v) the weighted average life to maturity of such Indebtedness is not decreased.

         10.2. LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any "receivables" as defined in clause (vii) of the definitions of Indebtedness (and subject to the exceptions set for the therein) with or without recourse; provided that the Borrower or any of its Subsidiaries, as the case may be, may create or incur or suffer to be created or incurred or to exist:

                  (a) liens against the Borrower or any of its Subsidiaries to secure taxes, assessments and other government charges in respect of obligations not overdue or to the extent payment therefor shall not at the time be required to be made in accordance with Section 9.8, or liens on properties to secure claims for labor, materials or supplies in respect of obligations not overdue or to the extent payment therefor shall not at the time be required to be made in accordance with Section 9.8;

                  (b) deposits or pledges made by the Borrower or any of its Subsidiaries in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations or to secure the performance of bids, trade contracts, public or statutory obligations, surety or appeal bonds and other obligations of like nature;

                  (c) liens against the Borrower or any of its Subsidiaries on properties other than the Mortgaged Properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by
         Section 10.1(d);

                  (d) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties other than Mortgaged Properties, in existence less than one hundred twenty (120) days from the date of creation thereof in respect of obligations not overdue or to the extent payment therefor shall not at the time be required to be made in accordance with Section 9.8;

                  (e) encumbrances on Real Estate other than the Mortgaged Properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

                  (f) liens against the Borrower or any of its Subsidiaries existing on the date hereof and listed on Schedule 10.2 hereto, together with renewals and extensions thereof upon the same property theretofore subject thereto, so long as such liens do not extend to cover any assets other than those being refinanced and any Indebtedness being renewed or extended is permitted by Section 10.1(v);

                  (g) (i) liens to secure Capitalized Lease obligations of the type and amount permitted by Section 10.1(f)(i), so long as such liens cover only the property subject to such Capitalized Leases; and (ii) purchase money security interests in or purchase money mortgages on real or personal property of the Borrower or any of its Subsidiaries other than Mortgaged Properties acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by
         Section 10.1(f)(ii), incurred in
         connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

                  (h) liens against the Borrower or any of its Subsidiaries in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents;

                  (i) liens and encumbrances on each Mortgaged Property of the Borrower or any of its Subsidiaries as and to the extent permitted by the Mortgage applicable thereto; and

                  (j) liens on property acquired by the Borrower or a Subsidiary pursuant to acquisitions permitted by Section 10.5.1, so long as such liens were not created or extended in anticipation of such acquisition, do not extend to cover any other property of the Borrower or its Subsidiaries, secure only Indebtedness permitted under Section 10.1(q), and do not secure Indebtedness of the Borrower or such Subsidiary in excess of the fair market value of such property.

         10.3. INVESTMENTS. The Borrower will not, nor will it permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except:

                  (a) Investments by the Borrower or its Subsidiaries in marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase;

                  (b) Investments by the Borrower or any of its Subsidiaries in demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

                  (c) Investments by the Borrower or any of its Subsidiaries in securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Service, Inc., and not less than "A 1" if rated by Standard and Poor's;

                  (d) Investments by the Borrower of any of its Subsidiaries (directly or through a money market mutual fund) in debt securities (including, without limitation, bankers' acceptances, bearer deposit notes, loan participations, promissory notes and medium-term notes) which have an average maturity of not more than three hundred sixty-five (365) days after the date of purchase, and

         (i) for any such investment issued by a financial institution, the issuer (A) maintains a long-term debt rating of at least "A" (or its equivalent) according to Standard & Poor's Rating Group, Division of McGraw-Hill, Inc. or Thompson Bankwatch rating of at least "A", and (B) has a combined capital and surplus and undivided profits of not less than $1,000,000,000 or any other financial institutions if the amount of such investment is fully insured by the Federal Deposit Insurance Corporation, and

         (ii) for any corporate issuer, such investment is rated "P-1" (or its then equivalent) according to Moody's Investors Service, Inc., "A-1" (or its then equivalent) according to Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., "F-1" (or its then equivalent) according to Fitch's Investors Service, Inc. or "D-1" (or its then equivalent) according to Duff & Phelps, or a better rating, or, which, if unrated, are determined by the applicable fund to be of comparable quality to debt securities have such ratings;

                  (e) Investments by the Borrower or any of its Subsidiaries in direct obligations issued by any state or political subdivision of the United States, which mature within one year from the date of investment and have a rating of A or higher from Standard & Poor's Rating Group, a Division of McGraw-Hill, Inc., or a comparable rating from Moody's Investors Service, Inc., or an equivalent thereto, on the date of investment;

                  (f) Investments by the Borrower or any of its Subsidiaries in repurchase agreements secured by any one or more of the foregoing;

                  (g) Investments existing on the date hereof and listed on
         Schedule 10.3 hereto and in amounts not to exceed the amounts listed on
         Schedule 10.3 hereto;

                  (h) (i) Investments by the Guarantors in other Guarantors,
         (ii) Investments by any Subsidiary in the Borrower, (iii) Investments by the Borrower in any of its Domestic Subsidiaries, provided, that, each such Subsidiary has executed and delivered to the Agent for the benefit of the Agent and the Banks a guaranty, security agreement and any and all other agreements, documents or instruments necessary to grant to the Agent a first priority perfected lien in such Subsidiary's assets and (iv) Investments whether now existing or made hereafter by the Borrower or any Domestic Subsidiary in any of the Foreign Subsidiaries (other than Designated Subsidiaries) not to exceed $40,000,000 at any time outstanding;

                  (i) Investments by the Borrower or any of its Domestic Subsidiaries made in connection with any Indebtedness permitted under
         Section 10.1(j) hereof; and

                  (j) Investments by the Borrower or its Subsidiaries consisting of any promissory note or other instrument received by the Borrower or such Subsidiary in connection with a sale of assets permitted by
         Section 10.5.2;

                  (k) advances to employees to meet travel or business expenses incurred by such employees or in connection with relocation by employees, in each case in the ordinary course of business;

                  (l) Investments in Designated Subsidiaries that do not exceed an any time $2,000,000 in the aggregate for all Designated Subsidiaries or $500,000 for any single Designated Subsidiary;

                  (m) Investments consisting of trade receivables incurred in the ordinary course of business;

                  (n) Investments in endorsements of negotiable instruments for collection in the ordinary course of business;

                  (o) Investments by the Borrower in Subsidiaries that have not executed a Guaranty in connection with invoices representing obligations incurred, and payments required the ordinary course of business under operating leases and paid by the Borrower to third parties on behalf of such Subsidiaries;

                  (p) Investments by the Borrower in Subsidiaries consisting of loans to such Subsidiaries to the extent permitted by Section 10.1;

                  (q) Investments in Subsidiaries acquired or created pursuant to Section 10.5.1 in the amounts permitted by clause (iv) of such section;

                  (r) Investments in respect of deferred compensation plans for former and current directors, officers, consultants and employees; and

                  (s) other Investments not otherwise permitted in Subsections
         (a)-(r) of this Section 10.3 in an aggregate amount not to exceed $1,000,000 at any time outstanding.

         10.4. DISTRIBUTIONS. The Borrower will not make any Distributions; provided that so long as no Default or Event of Default has occurred and is continuing (i) the Borrower may pay cash dividends on its common stock and/or make stock repurchases in an aggregate amount not to exceed $1,000,000 per fiscal year so long as at the time of declaration and payment of such dividend or the making of such repurchases the Borrower and its Subsidiaries shall demonstrate that they are or have been in compliance, on the last day of each of the four (4) most recent Reference Periods occurring since the Closing Date, with the covenant set forth in Section 11.2 (Leverage Ratio), decreasing, for this purpose, the required maximum ratio level by 0.25 so that, by way of example, if the covenant set forth in Section 11.2 prohibits the Leverage Ratio from exceeding 3.25 to 1.00, the Borrower shall demonstrate that the Leverage Ratio does not exceed

3.00 to 1.00, and (ii) the Borrower may pay other cash dividends on its common stock in an aggregate amount not to exceed $250,000 during the term of this Credit Agreement.

         10.5. MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

                  10.5.1. MERGERS AND ACQUISITIONS. The Borrower will not nor will it permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except:

                  (a) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower or any other Domestic Subsidiary of the Borrower, provided, that the Borrower has taken or caused to be taken all action necessary to grant to the Agent a first priority perfected security interest in all of the Borrower's or such Subsidiary's Collateral after such merger;

                  (b) the merger or consolidation of one or more of the Foreign Subsidiaries into any other Foreign Subsidiary, so long as the Borrower has taken or caused to be taken all action necessary to grant to the Agent a first priority perfected security interest on sixty-five percent (65%) of the stock of the surviving Subsidiary;

                  (c) as may be previously approved in writing by the Majority Banks; or

                  (d) the acquisition (whether of stock or assets or by means of a merger) of any other Person, provided that:

                           (i) both immediately before and immediately after such acquisition, and after giving effect thereto on a pro forma basis (as demonstrated by the Borrower to the reasonable satisfaction of the Agent), no Default or Event of Default shall then exist;

                           (ii) the board of directors and the shareholders (or the equivalent), of such Person shall have approved such acquisition;

                           (iii) such other Person is in, or immediately after such acquisition is converted into, the same or substantially similar line of business of the Borrower and its Subsidiaries;

                           (iv) the aggregate consideration (including assumption of Indebtedness) paid in connection with any such acquisition shall not exceed $5,000,000; and

                           (v) if the Borrower or a Domestic Subsidiary and such other Person merge, the Borrower (or such Domestic Subsidiary) is the surviving entity;

         provided that if such acquisition is a stock acquisition or if the Borrower incorporates or otherwise establishes a new Domestic Subsidiary for purposes of effecting such acquisition, then promptly following such acquisition or (as the case may be) such incorporation the Borrower shall take all steps as may be necessary to cause such Domestic Subsidiary to be a guarantor hereunder and to grant security to the Agent over substantially all of its assets pursuant to Loan Documents reasonably satisfactory to the Agent.

                  10.5.2. DISPOSITION OF ASSETS. The Borrower will not, nor will it permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (a) the sale or lease of inventory, the licensing of intellectual property and the disposition of obsolete assets, in each case in the ordinary course of business, consistent with past practices, (b) occasional sales of immaterial assets for consideration of not less than the fair market value thereof and in an aggregate amount during the term of this Credit Agreement not to exceed $5,000,000, (c) the sale, discount, or transfer of delinquent accounts receivable in the ordinary course of business for the purpose of collection; and (d) sales, leases or other disposition of assets from any Subsidiaries of the Borrower to the Borrower or any of its Domestic Subsidiaries.

         10.6. SALE AND LEASEBACK. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred unless (a) the proceeds from such sale are at least as great as the fair market value of the assets which have been or are to be sold and all proceeds from such sale are immediately applied as a prepayment of the Obligations in accordance with Section 6.2(b) (but without any permitted reinvestment period) and are accompanied, in the case of a prepayment of the Revolving Credit Loans, by a corresponding reduction of the aggregate Total Commitment and (b) no Default or Event of Default exists at the time of such sale or would exist after giving effect to such transaction.

         10.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will not, nor will it permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous

Substances in violation of any Environmental Law to which such Person or such Real Estate is subject, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances in violation of any Environmental Law to which such Person or such Real Estate is subject, (c) generate any Hazardous Substances on any of the Real Estate in violation of any Environmental Law to which such Person or such Real Estate is subject, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate in violation of any Environmental Law to which such Person or such Real Estate is subject, or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law to which such Person or such Real Estate is subject or bring such Real Estate in violation of any Environmental Law to which such Person or such Real Estate is subject, except to the extent any of the foregoing matters described in (a) through (e) above would not reasonably be likely to result in any liability, loss, expense, fine, penalty, charge, damage, or cost in an aggregate amount in excess of $2,500,000.

         10.8. EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate will

                  (a) engage in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

                  (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

                  (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to Section 307 of ERISA or
         Section 401(a)(29) of the Code; or

                  (e) permit or take any action which would result in the ABO of all Guaranteed Pension Plans as determined for purposes of the Borrower's audited financial statements exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the ABO and assets of any such Plan with assets in excess of ABO, by more than $5,000,000.

         10.9. CHANGE IN TERMS OF CAPITAL STOCK. Except pursuant to transactions permitted by Section 10.5, Borrower will not, nor will it permit any of its Subsidiaries to, effect or permit any change in or amendment to any document or instrument pertaining to the terms of such Person's capital stock unless such change or amendment is of an immaterial or ministerial nature that would not have any material adverse effect on the Agent's or the Banks' rights or interests under the Loan Documents or the Borrower's obligations under the Loan Documents.

         10.10. FISCAL YEAR. The Borrower will not, nor will it permit any of its Subsidiaries to, change the date of the end of their respective fiscal years from that set forth in Section 8.4.1 hereof.

         10.11. MODIFICATION OF DOCUMENTS. The Borrower will not, nor will it permit Services to, consent to or agree to any amendment, supplement or other modification to the Distribution Agreement which affects, in a manner materially adverse to the Borrower or Services, the amount or timing of payments required to be made by Services thereunder, or the rights of Services thereunder, or if such amendment, supplement or modification could reasonably be expected to materially adversely affect the Agent's or the Banks' rights or interests or impact the Borrower's abilities to fulfill its obligations under the Loan Documents.

         10.12. NEGATIVE PLEDGES. The Borrower will not, nor will it permit any of its Subsidiaries to enter into any agreement (other than this Credit Agreement and the other Loan Documents) prohibiting the creation or assumption of any lien upon its properties, revenues or assets or those of any of its Subsidiaries, whether now owned or hereafter acquired other than agreements with Persons prohibiting any such lien on assets in which such Person has a prior security interest which is permitted by Section 10.2.

         10.13. TRANSACTIONS WITH AFFILIATES. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any Affiliate (other than with the Guarantors and other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or any corporation, partnership, trust or other Person in which such Affiliate has a substantial interest or is an officer, director, trustee, or partner, on terms more favorable than would have been obtainable on an arm's-length basis in the ordinary course of business.

         10.14. UPSTREAM LIMITATIONS. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to enter into any agreement, contract or arrangement (other than this Credit Agreement and the other Loan Documents) restricting the ability of any Subsidiary to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of whatsoever nature or to make transfers or distributions of all or any part of its assets to the Borrower or to any Subsidiary of which such Subsidiary is a Subsidiary.

         10.15. INCONSISTENT AGREEMENTS. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any agreement containing any material provision which would be violated or breached by the performance by the Borrower or such Subsidiary of its obligations hereunder or under any of the Loan Documents.

         10.16. CAPITAL EXPENDITURES. The Borrower will not make, or permit any of its Subsidiaries to make, Capital Expenditures in any of the periods set forth in the table below that exceed the amount set forth opposite such period:

         Period                    Maximum Capital Expenditures
         ------                    ----------------------------
         Closing Date through              $8,400,000
           December 31, 2000
         Fiscal Year ending                $6,000,000
           December 31, 2001
         Fiscal Year ending                $6,000,000
           December 31, 2002
         Fiscal Year ending                $6,000,000
           December 31, 2003
         Fiscal Year ending                $6,000,000
           December 31, 2004

         If during any period the amount of Capital Expenditures permitted for period is not utilized, such unutilized amount may be utilized in the next succeeding period (after first utilizing the maximum amount for such following period) but not in any subsequent period.

                    11. FINANCIAL COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as any Obligations are outstanding or any Bank has any obligation to make any Loans or any Issuing Bank has any obligation to issue, extend or renew any Letters of Credit:

         11.1. DEBT SERVICE COVERAGE RATIO. The Borrower will not, as of the end of any Reference Period, permit the Debt Service Coverage Ratio for such Reference Period to be less than 1.50 to 1.00.

         11.2. LEVERAGE RATIO. The Borrower will not, as of the end of any Reference Period ending on any date or during any period described in the table set forth below, permit the Leverage Ratio to exceed the ratio set forth opposite such period in such table:

        --------------------------------------------------------------
                          Period                            Ratio
        -------------------------------------------- -----------------
        Closing Date - December 30, 2000               3.25 to 1.00
        -------------------------------------------- -----------------
        December 31, 2000 - December 30, 2001          3.00 to 1.00
        -------------------------------------------- -----------------
        December 31, 2001 - December 30, 2002          2.75 to 1.00
        -------------------------------------------- -----------------
        December 31, 2002 and thereafter               2.50 to 1.00
        -------------------------------------------- -----------------

         11.3. CURRENT RATIO. The Borrower will not permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than
1.50 to 1.00 at any time.

         11.4. CONSOLIDATED TANGIBLE NET WORTH. The Borrower will not permit Consolidated Tangible Net Worth at any time to be less than the sum of $100,000,000 plus, on a cumulative basis, fifty percent (50%) of positive Consolidated Net Income for each fiscal quarter subsequent to the Closing Date (with no deductions for any quarter in which there is a net loss).

                             12. CLOSING CONDITIONS.

         The obligations of the Banks to make the initial Revolving Credit Loans and the Term Loan and of any Issuing Bank to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:

         12.1. LOAN DOCUMENTS ETC.

                  12.1.1. LOAN DOCUMENTS. Each of the Loan Documents (other than the Mortgages) shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. The Agent shall have received a fully executed counterpart (or original, as the case may be) of each such document.

                  12.1.2. ACQUISITION DOCUMENTS. Each of the Acquisition Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. The Agent shall have received a fully executed copy of each such document.

         12.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. The Agent shall have received from the Borrower and its Domestic Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

         12.3. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by each of the Borrower and its Domestic Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

         12.4. INCUMBENCY CERTIFICATE. The Agent shall have received from the Borrower and each of its Domestic Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of such Person each of the Loan Documents to which such Person is or is to become a party; (b) in the case of the Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

         12.5. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first priority security interest and lien upon the Collateral other than the Mortgaged Property (subject only to Permitted Liens entitled to priority under applicable law); provided that the only fixture filings that shall be required are in respect of certain premises in Carlstadt, New Jersey and on Willowbrook Road and 2055 Diplomat Drive in Dallas, Texas. The Agent shall have been provided with duly executed originals of all such instruments, agreements and documents for filing, recording or delivery (as the case may be) with or to the appropriate offices, as may be necessary or reasonably desirable in the opinion of the Agent to protect and preserve such security interests, each in form and substance reasonably satisfactory to the Agent.

         12.6. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Agent shall have received from each of the Borrower and its Domestic Subsidiaries a completed and fully executed Perfection Certificate and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance reasonably satisfactory to the Agent.

         12.7. CERTIFICATES OF INSURANCE. The Agent shall have received a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements.

         12.8. SOLVENCY CERTIFICATE. The Agent shall have received an officer's certificate of the Borrower dated as of the Closing Date as to the solvency of the Borrower and its Domestic Subsidiaries following the consummation of the transactions contemplated herein in form and substance satisfactory to the Banks.

         12.9. OPINION OF COUNSEL. The Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance reasonably satisfactory to the

Agent, from (a) Jones, Day, Reavis & Pogue, special counsel to the Borrower and its Subsidiaries, (b) local Tennessee counsel and (c) in-house counsel to the Borrower and its Subsidiaries.

         12.10. PAYMENT OF FEES AND OTHER ARRANGEMENTS. The Borrower shall have paid to the Banks or the Agent, as appropriate, the closing fee and the Agent's Fee and complied with all other arrangements set forth in the Fee Letter.

         12.11. DISBURSEMENT INSTRUCTIONS. The Agent shall have received disbursement instructions from the Borrower with respect to the proceeds of the Term Loan and the initial Revolving Credit Loan.

         12.12. PAYOFF LETTERS. The Agent shall have received Payoff Letters from all existing lenders to the Borrower and/or its Subsidiaries indicating the amount of the loan obligations of such Person to such lender to be discharged on the Closing Date and an acknowledgement from such lender that it will release from escrow all termination statements or releases and take such other actions as may be necessary to discharge all mortgages, deeds of trust and security interests granted by such Person to such lender.

         12.13. COMPLETION OF ACQUISITION, ETC. The Acquisition shall have been completed pursuant to the Distribution Agreement and otherwise on terms and conditions that are satisfactory to the Agent in all respects.

         12.14. BORROWING BASE REPORT. The Agent shall have received from the Borrower the initial Borrowing Base Report dated as of the Closing Date determined on a pro forma basis after giving effect to the Acquisition.

         12.15. CONSENTS AND APPROVALS. The Agent shall have received evidence that all consents and approvals necessary to complete the Acquisition and the transactions contemplated hereby.

         12.16. CLOSING DATE LEVERAGE RATIO. The Agent shall have received a statement certified by the principal financial or accounting officer of the Borrower setting forth in reasonable detail computations evidencing that the Leverage Ratio on the Closing Date, calculated on a pro forma basis after giving effect to the Loans and other transactions contemplated hereby, is not greater than 3.25 to 1.00.

                        13. CONDITIONS TO ALL BORROWINGS.

         The obligations of the Banks to make any Loan, including any Revolving Credit Loan and the Term Loan, and of any Issuing Bank to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         13.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true in all material respects as of the date as of which they were made and shall also be true in all material respects at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

         13.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Issuing Bank would make it illegal for the Issuing Bank to issue, extend or renew such Letter of Credit.

         13.3. GOVERNMENTAL REGULATION. Each Bank shall have received such statements from the Borrower in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         13.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

         13.5. BORROWING BASE REPORT. The Agent shall have received the most recent Borrowing Base Report required to be delivered to the Agent in accordance with Section 9.4(d).

                    14. EVENTS OF DEFAULT; ACCELERATION; ETC.

         14.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                  (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrower or any of its Subsidiaries shall fail to pay any interest on the Loans, the commitment fee, any Letter of Credit Fee, the Agent's Fee, or other sums due hereunder or under any of the other Loan Documents, within three (3) Business Days of when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (c) the Borrower or any of its Subsidiaries shall fail to comply with any of its covenants contained in Sections 9.1, 9.4, 9.5,
         9.6 (as it relates to corporate existence), 9.8, 10 or 11;

                  (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 14.1) for thirty (30) days after written notice of such failure has been given to the Borrower by the Agent;

                  (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (f) any of the Borrower or its Subsidiaries shall (i) fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases in an aggregate amount in excess of $2,500,000, or
         (ii) fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases in an aggregate amount in excess of $2,500,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations;

                  (g) any of the Borrower or its Subsidiaries (other than Designated Subsidiaries) shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Person or of any substantial part of the assets of such Person or shall commence any case or other proceeding relating to such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against such Person and such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof;

                  (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries (other than Designated Subsidiaries) bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                  (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, any final judgment against, the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against such Persons exceeds in the aggregate $1,000,000;

                  (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in any material part of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (k) the Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $1,000,000, or the Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $1,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA), provided that the Agent determines in its reasonable discretion that such event (A) reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and (B) could reasonably constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien against the assets of the Borrower or any of its Subsidiaries in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

                  (l) any of the Borrower or its Subsidiaries (other than Designated Subsidiaries) shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

                  (m) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than thirty (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries, taken as a whole;

                  (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries, taken as a whole;

                  (o) any person or group of persons (within the meaning of Sections 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said
         Act) of twenty percent (20%) or more of the outstanding shares of common stock of the Borrower; or during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Sections 14.1(g) or 14.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

         14.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Section 14.1(g) or Section 14.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrower and the Issuing Banks shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the Total Commitment, and upon such notice being given such unused portion of the Total Commitment shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Issuing Banks shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the Total Commitment shall relieve the Borrower or any of its Subsidiaries of any of the Obligations then or thereafter outstanding.

         14.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 14.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex prate appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         14.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  (a) first, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

                  (b) second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however, that
         (i) distributions in respect of such Obligations shall be made pari passu with respect to the Agent's Fee payable pursuant to Section 6.1(b) and all other Obligations and (ii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees (other than the Agent's Fee) and expenses, shall be made among the Banks pro rata; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

                  (c) third, upon payment and satisfaction in full or other provision for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

                  (e) fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                                   15. SETOFF.

         Regardless of the adequacy of the Collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 16. THE AGENT.

         16.1. AUTHORIZATION. (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

         (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Credit Agreement or any of the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

         (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

         16.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

         16.3. NO LIABILITY. Neither the Agent nor any of its shareholders, affiliates, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         16.4. NO REPRESENTATIONS.

                  16.4.1. GENERAL. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial condition of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

                  16.4.2. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in Section 12, each Bank that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Agent or FBRS as lead arranger to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent or FBRS active upon the Borrower's account shall have received notice from such Bank prior to the Closing Date specifying such Bank's objection thereto and such objection shall not have been withdrawn by notice to the Agent or FBRS to such effect on or prior to the Closing Date.

         16.5. PAYMENTS.

                  16.5.1. PAYMENTS TO AGENT. A payment by the Borrower to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                  16.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  16.5.3. DELINQUENT BANKS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (b) to comply with the provisions of Section 15 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement

         Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         16.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         16.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent or such affiliate has not been reimbursed by the Borrower as required by Section 17), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

         16.8. AGENT AS BANK. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

         16.9. RESIGNATION. The Agent may resign at any time by giving sixty
(60) days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent from among the Banks. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank or a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         16.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 16.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

         16.11. DUTIES IN THE CASE OF ENFORCEMENT. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

                                  17. EXPENSES.

         Whether or not the transactions contemplated hereby shall be consummated, the Borrower promises to pay (a) the reasonable costs of (i) producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein and (ii) any taxes (including any interest and penalties in respect thereto), filing fees or recording fees or taxes payable by any Bank (other than taxes based upon the Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement or the other Loan Documents (the Borrower hereby agreeing to indemnify each Bank with respect thereto), (b) the reasonable fees, expenses and disbursements of the Agent's Special Counsel and any local counsel to the Agent incurred in connection with the preparation of this Credit Agreement, the other Loan Documents and other instruments mentioned herein, the closing hereunder, amendments, modifications, approvals, consents or waivers hereto or hereunder, and the syndication and the termination hereof, (c) all reasonable fees, expenses and disbursements incurred by the Agent or FBRS in connection with the preparation of this Credit Agreement and the other Loan Documents and the closing hereunder, (d) all reasonable fees, expenses and disbursements incurred by the Agent or FBRS, in connection with the syndication of its Commitment and its portion of the Term Loan hereunder, (e) all reasonable expenses of the Agent (including fees and expenses of counsel to the Agent) incurred in connection with any restructuring or "work-out" of any Obligations, and (f) all out-of-pocket expenses (including reasonable attorneys' fees and costs), incurred by any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges incurred by any Bank or the Agent in connection with (A) the enforcement of or preservation of rights under any this Credit Agreement, the Notes and the other Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and
(B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrower or any of its Subsidiaries and (g) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings. The covenants of this Section 17 shall survive payment or satisfaction of all other Obligations.

                              18. INDEMNIFICATION.

         The Borrower agrees to indemnify and hold harmless the Agent, the Issuing Banks, FBRS, the Documentation Agent, BAS and the Banks as well as each such Person's shareholders, directors, agents, officers, Subsidiaries and affiliates (each, an "Indemnified Person"), from and against all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, and costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby, including, without limitation, (i) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (ii) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries comprised in the Collateral, (iii) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (iv) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding, except to the extent such claims, actions, damages, liabilities, losses or damages have arisen solely out of the gross negligence or willful misconduct of such Indemnified Person. In any investigation, proceeding or litigation, or the preparation therefor, the Agent and FBRS shall be entitled to select their own counsel (to the extent deemed reasonably necessary by the Agent and FBRS), and the Banks, the Documentation Agent and BAS as a group shall be entitled to select their own counsel, and in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of each such counsel. If, and to the extent that the obligations of the Borrower under this Section 18 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 18 shall survive payment or satisfaction in full of all other Obligations.

                         19. SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or any Issuing Bank has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

                        20. ASSIGNMENT AND PARTICIPATION.

         20.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage with respect to Revolving Credit Loans, the Term Loan, and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) each of the Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which such consent will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations in respect of the Revolving Credit Loans and its portion of the Term Loan under this Credit Agreement, provided, however that nothing contained herein shall restrict any Bank from assigning its Revolving Credit Loans and Commitments and portion of the Term Loan separately and not on a pro rata basis, (c) each assignment (if less than one hundred percent (100%) of such Bank's interests) shall be in an amount that is not less than $2,500,000, and (d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit J hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 20.3, be released from its obligations under this Credit Agreement.

         20.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                  (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

                  (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                  (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 8.4 and Section 9.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

                  (e) such assignee represents and warrants that it is an Eligible Assignee;

                  (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                  (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

                  (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

                  (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         20.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Revolving Credit Loans, and portion of the Term Loan owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500.00.

         20.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. The surrendered notes shall be cancelled and returned to the Borrower.

         20.5. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $2,500,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would forgive any principal of or reduce the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, release any Guarantor or substantially all of the Collateral, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

         20.6. DISCLOSURE. The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree in writing (a) to be bound by the provisions of Section
27.3 and (b) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

         20.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 14.1 or Section 14.2, and the determination of the Majority Banks shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans or Reimbursement Obligations. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 14.1 or Section 14.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Credit

Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans or Reimbursement Obligations to the extent of such participation.

         20.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. (a) Any assigning Bank shall retain its rights to be indemnified pursuant to Section 18 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, on or before the date it becomes a party to this Credit Agreement, deliver to the Borrower and the Agent the certificates and other documents referred to in Section 6.3.3. If BKB transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Majority Banks, appoint another Bank to act as the Reference Bank hereunder. Anything contained in this Section 20 to the contrary notwithstanding, (i) any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341 and (ii) any Bank may at any time pledge all or any portion of its interests and rights with respect to its Notes to any trustee for, or any other representative of, holders of obligations owed or securities issued by such Bank as security for such obligations or securities, provided that any foreclosure or similar action by such trustee or other representative shall be subject to the other provisions of this Section 20. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

         (b) Notwithstanding anything to the contrary contained in this Agreement, any Bank (a "Granting Bank") may grant to a special purpose funding vehicle (an "SPC") of such Granting Bank, identified as such in writing from time to time by the Granting Bank to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make the Borrower pursuant to Sections 2.1 or
4.1 hereof, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by a SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by the Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Credit Agreement for which a Bank would otherwise be liable, for so long as, and to the extent, the related Granting Bank makes such payment. In addition, notwithstanding anything to the contrary contained in this Section 20.8(b), any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Agent and without paying any registration fee therefor, assign all or a portion of its interests in any Loans to its Granting Bank or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and (ii) disclose on a confidential basis any nonpublic information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC; provided that such Persons shall be subject to the same restrictions as apply to participants and assignees as set forth in
Section 20.6. In no event shall the Borrower be obligated to pay to an SPC that has made a Loan any greater amount than the Borrower would have been obligated to pay under this Agreement if the Granting Bank had made such Loan.

         20.9. ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                                21. NOTICES, ETC.

         Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to the Borrower, at 2075 Diplomat Drive, Dallas, Texas 75234, Attention: Chief Financial Officer, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

                  (b) if to the Agent, at 100 Federal Street, Mail Stop 01-08-01, Boston, Massachusetts 02110, USA, Attention: Katherine Brand, or at such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice, with a copy to Amy L. Kyle, Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110; and

                  (c) if to any Bank, at such Bank's address set forth on
         Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(b) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               22. GOVERNING LAW.

         THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN

DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 21. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                  23. HEADINGS.

         The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                24. COUNTERPARTS.

         This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           25. ENTIRE AGREEMENT, ETC.

         THE LOAN DOCUMENTS AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH REPRESENT THE FINAL AGREEMENT OF THE PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT BY SUCH PARTIES. NEITHER THIS CREDIT AGREEMENT NOR ANY TERM HEREOF MAY BE CHANGED, WAIVED, DISCHARGED OR TERMINATED, EXCEPT AS PROVIDED IN SECTION 28. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

                            26. WAIVER OF JURY TRIAL.

         Each of the Borrower, the Banks, the Issuing Bank and the Agent hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement and the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

               27. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

         27.1. SHARING OF INFORMATION WITH SECTION 20 SUBSIDIARY. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries, in connection with this Credit Agreement or otherwise, by a
Section 20 Subsidiary. The Borrower, for itself and each of its Subsidiaries, hereby authorizes (a) such Section 20 Subsidiary to share with the Agent and each Bank any information delivered to such Section 20 Subsidiary by the Borrower or any of its Subsidiaries, and (b) the Agent and each Bank to share with such Section 20 Subsidiary any information delivered to the Agent or such Bank by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement, or in connection with the decision of such Bank to enter into this Credit Agreement; it being understood, in each case, that any such Section 20 Subsidiary receiving such information shall be bound by the confidentiality provisions of this Credit Agreement. Such authorization shall survive the payment and satisfaction in full of all of Obligations.

         27.2. CONFIDENTIALITY. Each of the Banks and the Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any of the Borrower or its Subsidiaries pursuant to this Credit Agreement or by any Section 20 Subsidiary that is identified by such Person as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this Section 27, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Banks or the Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Bank or the Agent, or to auditors or accountants, (e) to the Agent, any Bank or any Section 20 Subsidiary, (f) in connection with any litigation to which any one or more of the Banks, the Agent or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or affiliate of such Bank as provided in Section 18.1 or (h) to any assignee or participant (or prospective assignee or participant) so long as such assigneE or participant agrees to be bound by the provisions of Section 20.6.

         27.3. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Banks and the Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

         27.4. OTHER. In no event shall any Bank or the Agent be obligated or required to return any materials furnished to it or any Section 20 Subsidiary by any of the Borrower or its Subsidiaries. The obligations of each Bank under this
Section 27 shall supersede and replace the obligations of such Bank under any confidentiality letter iN respect of this financing signed and delivered by such Bank to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Bank.

                     28. CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Any consent or approval required or permitted by this Credit Agreement to be given by all of the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, a decrease in the rate of interest on the Notes, forgiveness of any principal of the Notes, an extension of the maturity of or extension of scheduled payments on the Notes, an increase in the Total Commitment, an increase in the principal amount of the Term Loan and a decrease in the amount of commitment fee or Letter of Credit Fees hereunder may not be effected without the written consent of each Bank affected thereby; the definition of Majority Banks and this Section 28 may not be amended, and substantially all of the Collateral may not be released, and no Guarantor may be released, without the written consent of all of the Banks; the definition of Borrowing Base or any defined term used therein may not be amended in any material way, nor may the advance rates used in the determination of the Borrowing Base be increased, without the written consent of the Supermajority Banks; the amount of the Agent's Fee or any Letter of Credit Fees payable for the Agent's account and Section 16 may not be amended without the written consent of the Agent; and Section 5 may not be amended without the written consent of the Issuing Bank affected thereby. No waiver shalL extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                                29. SEVERABILITY.

         The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                            AVIALL, INC.



                                            By: /s/ C. VAN DEN HANDEL
                                               --------------------------------
                                            Name: C. Van Den Handel
                                            Title: Vice President and Treasurer

                                            BANKBOSTON, N.A., individually,
                                            as Administrative Agent and as an
                                            Issuing Bank



                                            By: /s/ MICHAEL J. BLAKE
                                               --------------------------------
                                            Name: Michael J. Blake
                                            Title: Director

                                            BANK OF AMERICA, N,A.,
                                            individually, as Documentation
                                            Agent


                                            By: /s/ NATALIE E. HEBERT
                                               --------------------------------
                                            Name: Natalie E. Hebert
                                            Title: Vice President

                                            TRANSAMERICA BUSINESS
                                              CREDIT CORPORATION



                                            By: /s/ PERRY VAVOULES
                                               --------------------------------
                                            Name:  Perry Vavoules
                                            Title: Senior Vice President

                                            NATIONAL CITY BANK



                                            By: /s/ TODD ETHINGTON
                                               --------------------------------
                                            Name:  Todd Ethington
                                            Title: Vice President

                                            SANWA BANK CALIFORNIA


                                            By: /s/ JOHN F. KING, JR.
                                               --------------------------------
                                            Name: John F. King, Jr.
                                            Title: Assistant Vice President

                                            MERCANTILE BANK
                                             NATIONAL ASSOCIATION



                                            By: /s/ GREGORY L. DRYDEN
                                               --------------------------------
                                            Name:  Gregory L. Dryden
                                            Title: Vice President

                                            NATIONAL BANK OF CANADA



                                            By: /s/ JOHN DIXON
                                               --------------------------------
                                            Name:  John Dixon
                                            Title: Vice President



                                            By: /s/ LARRY L. SEERS
                                               --------------------------------
                                            Name: Larry L. Seers
                                            Title: Vice President and Manager

                                            BANK OF SCOTLAND



                                            By: /s/ ANNIE GLYNN
                                               --------------------------------
                                            Name: Annie Glynn
                                            Title: Senior Vice President

                                            COMERICA BANK


                                            By: /s/ T. BANCROFT MATTEI
                                               --------------------------------
                                            Name: T. Bancroft Mattei
                                            Title: Account Officer

                                            COMPASS BANK



                                            By: /s/ T. RAY SANDEFUR
                                               --------------------------------
                                            Name:  T. Ray Sandefur
                                            Title: Senior Vice President

                                            ALLFIRST BANK



                                            By: /s/ JOHN T. PENNY
                                               --------------------------------
                                            Name: John T. Penny
                                            Title: Vice President